UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K /A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

Compliance Systems Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54007	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 409-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Statement: Unless the context requires otherwise, all references in this current report on Form 8-k to “us,” “we,” “our,” “Company” or “Compliance Systems Corporation” is to the Registrant and, unless the context otherwise indicates, its wholly and majority owned subsidiaries.

Item 2.01 Completion of Disposition or Acquisition of Assets.

The Securities Exchange Agreement

On June 7, 2012, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with RDRD II Holding LLC, a Delaware limited liability company (“RDRD”). The Exchange Agreement was amended on October 29, 2012. In this Form 8-K, all references to the Exchange Agreement are to the Exchange Agreement as amended. The Exchange Agreement contemplated the acquisition (the “Acquisition”) by Compliance Systems Corporation from RDRD of RDRD’s 70% equity ownership interest (the “Seaniemac Equity Interest”) in Seaniemac Limited, an Ireland corporation (“Seaniemac”). The Exchange Agreement further contemplated that, in exchange for the Seaniemac Equity Interest, we would issue to RDRD an amount of shares of our common stock (the “RDRD Exchange Shares”) which, following such issuance, would equal approximately 71% of our then outstanding shares of Common Stock (on a fully diluted basis), after taking into account the 10 million post reverse split shares we were ordered by a court in Florida to issue to certain of our creditors in exchange for $500,000 of debt owed to such creditors (the “RDRD Percentage”). Seaniemac is in the business of developing a gaming website.

The RDRD Agreement also requires that, immediately following the issuance of the RDRD Exchange Shares, we shall have outstanding no more than 41,850,000 shares of Common Stock on a fully diluted basis (the “RDRD Share Limit”) and that we shall have outstanding no more than $350,000 of debt (the “RDRD Debt Limit”).

Pursuant to the Exchange Agreement, the number of shares outstanding on a fully diluted basis means the number of shares of common stock that would be, as of the applicable date, outstanding if all of our derivative securities, including, without limitation, warrants, options, rights, convertible debt, convertible securities and exchange securities, then outstanding were exercised, converted or exchanged for shares of Common Stock in accordance with the terms of such derivative securities. The Exchange Agreement requires that all preferred stock be converted or otherwise cancelled within 60 days of the closing of the Exchange Agreement.

The Exchange Agreement further provided that our directors and officers immediately prior to consummation of the Acquisition resign and RDRD was granted the right to designate a new board of directors for our Company with such board appointing new officers to manage the post Acquisition Company.

The Exchange Agreement also contemplated that we conduct, prior to the consummation of the Acquisition, a 1:994.488567392 reverse stock split of our common stock, whereby every 994.488567392 pre-split shares would be converted into one post-split share of common stock. The reverse stock split was made effective as of the opening of business on October 3, 2012.

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The original Exchange Agreement is included as Exhibit 10.1 to this current report and the amendment is included as Exhibit 10.2 to this current report. The Exchange Agreement; as amended constitutes t he legal document that governs the terms of the Acquisition and the other transactions contemplated thereby.

Item 2.01 Completion of Disposition or Acquisition of Assets.

On October 30, 2012 the Acquisition was consummated (the “Closing”). In addition, immediately following the Closing we issued 10,000,000 shares of our common stock in accordance with a court order, in exchange for the cancellation of $500,000 of our debt (“Debt Exchange Shares”) (See Item 3.02 Unregistered Sales of Equity Securities of this current report on Form 8-K) . As a result of the Acquisition and the issuance of our Debt Exchange Shares, there are now 41,810,476 shares of our common stock outstanding, on a fully diluted basis, of which approximately 71% are held by RDRD. We have been advised that RDRD has a total of five Equity Owners, each of whom would qualify as an Accredited Investor under Regulation D. Prior to the Acquisition, we were a shell company with no business operations. As a result of the Acquisition, we are no longer considered a shell company.

On October 30, 2012, RDRD designated the following persons to our Board of Directors and such board appointed the following individuals to serve as our officers: Barry M. Brookstein, Director, Chief Executive Officer, Chief Financial Officer, Secretary; Sean McEniff, Director, Chairman and President; Shane O’Driscoll, Director; and Jon M. Garfield, Director.

The issuance of the shares of our common stock pursuant to the Acquisition was made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated thereunder. As such, the shares of our common stock issued to RDRD in connection with the Acquisition may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have set forth below. The information below corresponds to the item numbers of Form 10 under the Exchange Act.

Forward Looking Statements

The statements contained in this current report that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although management believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

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Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this current report. While it is not possible to identify all factors, management continues to face many risks and uncertainties including, but not limited to, our ability or a target entity to meet the requirements to close any potential acquisition, the results of operations and our profitability following the acquisition of a new business venture, the acceptance in the market of the products or services we offer following an acquisition. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Except as otherwise indicated by the context, references in this Current Report on Form 8-K to “we,” “us” and “our” are to the consolidated business of the Registrant and Seaniemac.

ITEM 1. BUSINESS

Background/Description of Compliance Systems Corporation’s Business Prior to the Acquisition.

We were incorporated in Nevada on November 17, 2003 under the name GSA Publications, Inc. In conjunction with a reorganization in February 2006, we changed our name to our current name, Compliance Systems Corporation.

In February 2010, one of our wholly-owned subsidiaries merged with Execuserve Corp. (“Execuserve”) pursuant to which we entered the business then operated by Execuserve. The business of Execuserve provided organizations, who are hiring employees, with tests and other evaluation tools and services to assess and compare job candidates.

From May 2008 through July 2010, we raised capital through the sale to Agile Opportunity Fund, LLC of secured convertible debentures. Subsequent thereto, we breached certain of the terms of such debentures in December 2010 and transferred to Agile all of our operating assets in exchange for a release of our obligations under the debentures and other obligations owed to Agile. At that time, we became a non-operating shell company and began seeking to acquire or merge with an operating entity.

Acquisition of Interest in Seaniemac

On October 30, 2012 the Acquisition was consummated. As a result of the Acquisition and the issuance of certain Debt Exchange Shares, there are now 41,810,476 shares of our common stock outstanding, on a fully diluted basis, of which approximately 71% are held by RDRD. We have been advised that RDRD has a total of five Equity Owners, each of whom would qualify as an Accredited Investor under Regulation D. Prior to the Acquisition, we were a shell company with no business operations. As a result of the Acquisition, we are no longer considered a shell company.

On October 30, 2012, RDRD designated the following persons to our Board of Directors and such board appointed the following individuals to serve as our officers: Barry M. Brookstein, Director, Chief Executive Officer, Chief Financial Officer, Secretary; Sean McEniff, Director, Chairman and President; Shane O’Driscoll, Director; Jon M. Garfield, Director.

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Description of RDRD’s Business

RDRD II Holding LLC, a Delaware limited liability company (“RDRD”) was formed on May 22, 2012 as a Delaware limited liability company. It is a privately owned, development stage company. Two of its primary business purposes are: (i) to own, acquire, manage, redeem, sell, dispose of and otherwise deal with an interest in Seaniemac and (ii) to own, acquire, manage, redeem, sell, dispose of and otherwise deal with an interest in Compliance Systems Corporation.

RDRD’s internal operations are governed by Delaware law and that certain Limited Liability Company Agreement of RDRD II Holding LLC dated May 22, 2012 by and among Rina Chernaya, Diana Chernaya, Robert Kessler, David Gentile, and Greg Trautman ( i.e. , the Members of the RDRD). The Members have elected the following as Managers of RDRD: Robert Kessler, David Gentile, Greg Trautman, and Rina Chernaya.

On February 17, 2012, Seaniemac issued to RDRD 70 shares of its common stock, which shares currently represent 70% of all of Seaniemac’s issued and outstanding shares (70 out of 100).

The principal business office of RDRD is 220 West 42nd St., 6th Floor, New York, NY 10036.

Description of Seaniemac’s Business

Following the Acquisition, our business and operations are now those of Seaniemac. Unless specifically set forth to the contrary, when used in this report the terms “we”, “our”, the “Company” and similar terms refer to Compliance Systems Corporation, a Nevada corporation and our 70% owned subsidiary Seaniemac Limited, an Ireland corporation.

General

Seaniemac Limited, a development stage company, is an Irish company that was incorporated on December 11, 2011. Its corporate charter authorizes 100,000 shares of one class of stock being “ordinary shares” which is analogous to common stock. Seaniemac has issued 100 of those shares, 70 of which we acquired from RDRD in the Acquisition. Seaniemac has no revenue and is devoting substantially all of its efforts on developing an on-line gaming website which it intends to operate in the Irish market. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Seaniemac is developing an online sports and casino (traditional casino, live casino, poker, bingo and interactive skilled games) wagering web-based platform serving gamblers directly under the brand name Seaniemac.com. Once the site becomes operational, we plan to initially to capture the Irish market by initially focusing on the Gaelic Athletics Association (GAA) or Gaelic Games as well as Irish horse racing and soccer and then offer wagering for traditional casino, live casino, poker, bingo and interactive skilled games.

Once we have completed development of our website seiniemac.com which we are currently in the process of developing with our third party website developers discussed below, we plan to launch a marketing campaign for our website utilizing TV commercials and a search engine optimization or “SEO” and other internet advertising tools that features our planned games, web address Seaniemac.com and logo.

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We are currently developing our gaming website utilizing third party provides of gaming services. See “Description of Seaniemac’s Business – Website Development.”

Industry

The online gambling industry encompasses a wide range of sites, including online casinos, sportsbooks, poker rooms, wagering, bingo parlors, lotteries, horse racing sites and more. The industry is comprised of several market players including, without limitation, s oftware vendors, o nline gambling business operators, e nd customers (or players) and trade Associations

Online sports gambling (also referred to as online sports betting and interactive gambling) is a sub-segment of the online gambling industry and currently accounts for a significant share of the market in terms of revenues for the online gambling industry.

Government Regulations and Political Factors

Gambling in Ireland is principally regulated by the Betting Act of 1931 and the Gaming and Lotteries Act of 1956. This legislation pre-dates many of the new developments in the industry. There are other gaming and gambling acts that regulate the industry such as The Horse and Greyhound Racing Act 2001, which falls under overall gaming and gambling regulations but no specific act has been passed in the country for online gambling as of now.

In Europe, there is no EU legislation that regulates the gambling sector yet. However, a number of EU consumer protection directives cover specific aspects of the activity. These include regulations surrounding distance selling, unfair commercial practices and data protection directives. In addition, all EU licensed and regulated gaming and gambling operators are subject to the regulations and laws that govern business in the EU.

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Location

Seaniemac’s corporate headquarters are located in Dublin, Ireland and Jenningsbet Ltd (described below) is located in Isle of Man. These locations have been strategically chosen as they provide a local environment with what we believe are relatively predictable legal and government constraints.

Payment Methods

Customers will be able to pay through Moneybookers, debit cards, credit cards, Neteller, Western Union Quick Pay and bank transfer.

Website Development

Jenningsbet Ltd . On March 13, 2012, Seaniemac entered into a two year agreement (the “Jenningsbet Agreement”) with Jenningsbet Ltd (“Jenningsbet”), an Isle of Man company for the development and operation of its proposed gaming website. Under the terms of the Jenningsbet Agreement, Jenningsbet will be responsible for all aspects of the proposed website including software development for a Seaniemac branded website, operations, sportsbook trading, telephone betting operations, licensing, website hosting, payment solutions, security and first line support of gaming related questions.

Seaniemac is entitled to a commission of 70% of monthly gross revenue up to £100,000 and 75% of monthly gross revenue when it is £100,000 or more for three consecutive months. Seaniemac will be responsible for marketing and attracting customers to the website and has agreed to pay Jenningsbet a website set up fee of £35,000 and a monthly license fee of 2% of the gross revenue after the initial 12 month period with a minimum monthly revenue guarantee to Jenningsbet of £6,000 per month. Seaniemac is obligated to pay Jenningsbet net losses or charge backs from activity on the Seaniemac website that exceed gross revenue within 14 days in any month when the net losses exceed £1,000 on a cumulative basis.

Jenningsbet may delay payment of commissions to Seaniemac for up to 180 days in the event of any suspected fraud traffic on the website. In the event fraudulent activity occurs, Jenningsbet may pay the withheld commission, recalculate them in light of the fraud or retain them. Seaniemac has 30 days to contest any monthly reports or amounts payable by Jenningsbet after which time any claims by Seaniemac are waived.

The Jenningsbet Agreement contains general provisions dealing with website availability, limitation of damages for breaches of the agreement and adverse government regulation. All player data from the website remains the property of Seaniemac and Jenningsbet is obligated to keep all customer data confidential in accordance with the Data Protection Act under UK law and the privacy policies published by Jenningsbet on the website. The Jennignsbet Agreement may be terminated by either party upon three months’ written notice.

We are in the process of evaluating a beta version of the website developed by Jenningsbet and our continued pursuit of operating our proposed gaming website under the Jenningsbet Agreement. In an effort to explore alternative gaming platforms and functionality, we entered into a Heads of Agreement, or Memorandum of Understanding (“MOU”), on July 13, 2012 with Boyle Media Limited (“BoyleSports”).

Boyle Media Limited . Under the terms of the MOU, BoyleSports agreed to develop Seaniemac branded versions of the following BoyleSports gaming products: Sportsbook, Casino, Bingo and Games. In addition, BoyleSports will also provide real time sports events, odds and pricing data feeds for integration with the proposed seaniemac.com website as well as customer service, promotional events, free telephone customer support and telephone betting, event and payment processing and customer account settlement and management for the website.

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We have agreed to pay BoyleSports €65,000 to deliver the branded website which will also include a branded mobile website. In addition, we have agreed to pay BoyleSports a portion of the gross gaming revenue (GGR) generated from the seaniemac.com website. GGR is the gross turnover, minus gross win, leaving gross gaming yield and subtracting from that amount tax and any payments to software providers. Seaniemac is entitled to 70% of monthly GGR up to £50,000, 75% of monthly GGR from £50,000 to £250,000, 80% of monthly GGR from £250,000 to £1,000,000, and 85% of GGR in excess of £1,000,000. Minimum guaranteed payments to BoyleSports during the first year of the agreement is £7,500 during months four through six and £10,000 during months seven through twelve and £15,000 in years two and three. The partner’s share of the Gross Gaming Yield (GGR) is then subject to operational costs including, but not limited to: Customer Service– €2.80 per customer ticket, Promotions and Bonus @ €20 per new customer, chargebacks at roughly 2% on customer deposits (subject to customer behaviour), telephone betting at €2.80 per transaction, payment processing at 2% on deposits (subject to change), video streaming horseracing at £0.10 per customer per race and freefone telephone charges. Payments will be made to Seaniemac monthly on the understanding that customer losses are greater than BoyleSports minimum guaranteed payment and operational costs. In the event that client losses are less than what is owed, the Licensee will be expected to pay the difference as soon as is practicably possible to ensure continued service to their customers. There is no specific term of the MOU. We intend to continue developing our branded gaming website under the MOW and once we have completed that development, we intend to enter into a formal agreement with BoyleSports which incorporates the terms outlined in the MOU.

We can set the odds to be slightly better than our competitors and can offer specials, the economic responsibility of which is ours.

Both Jenningsbet and BoyleSports are substantial online gaming companies that also offer white label online gaming websites. White-label sites are common in the online gaming business. We will therefore face competition with other sites that may be white labeled by our website developer and are therefore responsible for building our own brand affinity and brand recognition in the Irish market. A white-label product or service is a product or service produced by one company often called the “producer” (in our case, Jenningsbet and BoyleSports) that other companies (often called the “marketers” or “partners”) rebrand to meet the specifications of the partner. Although we expected to launch our gaming website in November 2012, we have delayed the launch as we continue to develop the website with BoyleSports and organize a marketing and rollout plan which we now plan to kickoff in our second quarter of fiscal 2013.

Customer Service

One of Seaniemac’s main marketing objectives will be to retain active players keeping the attrition rates low by offering a guarantee polic y and superior customer service support. We will rely on our third party gaming website operator for these services and will have no ability to provide independant backoffice or website support services.

Each gaming product has strict guidelines and rules to be followed and carried out in order to achieve consistent service standards. Seaniemac , through its website service provider, will seek to operate with 99.9% up time and within the requirements of the Isle of Man Gambling Supervision Commission License of its third party website service provider. Seaniemac plans to offer email support within a 1 hour response time from 9am - 5pm, a 2 hour response time from 5:m – 9:30 pm and a 10 hour response time and from 9:30pm – 9: 00 am.

Licenses and Permits

Seaniemac will operate under the Isle of Man Gambling Supervision Commission license of its third party website service provider. This license is a white United Kingdom regulated license which allows for gambling operations in Ireland and the United Kingdom.

Foreign Financial Considerations

Seaniemac’s income, if any, will be subject to income taxes based upon the laws of Ireland.

For the Registrant’s financial reporting, Seaniemac’s assets and liabilities, whose functional currency is the Euro, are translated into US dollars at period-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are included in Accumulated other comprehensive loss (OCL), a component of Stockholders’ Equity. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

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Competition

Generally, we compete with a number of public and private companies, which provide electronic commerce and/or Internet gaming. In addition to known current competitors, traditional land-based casino operators and other entities, many of which have significant financial resources, and occupy entrenched position in the market and name-brand recognition, may provide Internet gaming services in the future, and thus become our competitors.

We believe the principal competitive factors in our industry that create certain barriers to entry include but are not limited to reputation, technology, financial stability and resources, proven track record of successful operations, critical mass (particularly relating to online poker), regulatory compliance, independent oversight and transparency of business practices. While these barriers will limit those able to enter or compete effectively in the market, it is likely that new competitors as well as laws and regulations of governmental authority will be established in the future.

Particularly, Seaniemac faces direct competition from established online gambling sites like PaddyPower, LadBrokes, Betfair Group and others. However, the Company has several advantages at its side, primarily, services that are tailored to GAA enthusiasts, an underserved market niche. Most notably, Seaniemac is the only Irish- and GAA-focused site; is the only site offering in-game betting during live-streaming of GAA games; and utilizes industry leading software.

Increased competition from current and future competitors may in the future materially adversely affect our business, revenues, operating results and financial condition.

Market & Economic Factors

The online gambling industry was revolutionized by the development of the World Wide Web in the mid-1990s. The evolution of technology is what led to the growth of this market making it possible to gamble anywhere, anytime. A solid infrastructure of broadband Internet connectivity, easy access to mobile applications, and safe and secure payments through a native banking system are three of the key market factors that support growth in this industry.

The industry is in the stage of market consolidation where the big players are looking to fill out their capabilities or reach into new markets through acquisitions. New rounds of merger and acquisition activity are predicted in this sector, both among traditional gaming and gambling companies reaching into virtual markets and existing virtual leaders taking over smaller niche competitors.

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The Global Online Gambling market is somewhat fragmented with some nations totally prohibiting online gambling while others have specific restrictions with only eight nations making online gambling legal in all forms. Based on our independent research, in 2010 only 70 jurisdictions worldwide allowed online gambling to be operated from their shores. The varying gaming options available eases rivalry somewhat although high fixed costs of online gambling are not favorable to new entrants. Some market players within the online gambling market include a variety of retailers from private operators to monopolies. Monopolies exist in several countries such as Sweden where state run lottery operators offer the chance to purchase online tickets. The monopolies cover approximately 25% of the European online gambling market with a higher rate of 40% throughout Scandinavia. Government regulation is very stringent in some places with countries and particular states around the globe outlawing online gambling whilst many others place particular restrictions. Due to the nature of the internet, policing of particular laws are not always possible. Brand strength is powerful in some countries where major players are promoted through heavy advertising and sponsorship campaigns, although varying regulations and differentiated products means that dominance is never absolute. Based on our research there has been a rapid expansion of the online gambling market from 350 online gambling sites in 1998 to 2332 in 2010. Many countries such as France are easing their online gambling regulations thus opening the market up to new players. Overall the likelihood of new entrants is moderate.

The cost of switching is relatively low in many places where licensed betting shops or casinos are present. This may be a problem in some areas of the world such as the U.S. states of Tennessee and South Carolina and the Indian state of Maharashtra where State laws prohibit casinos, betting shops or private games. Cheaper alternatives may or may not be available depending on the location or particular rewards on offer; although, online service charges via credit cards, etc. may deem the online market as more expensive. The threat of substitutes to the online gaming market is moderate overall.

Since online gambling is illegal in the U.S., both Jenningsbet and BoyleSports have electronic tools in place to prevent U.S. based persons from betting on the Company’s proposed website including but not limited to tools that track IP addresses and block U.S. issued credit cards and prohibitions on wires or deposits from U.S. banks.

Rivalry in the online gaming industry is moderate overall, increased by some factors while decreased by others. The market is made up of various sectors competing for customers which eases rivalry somewhat. These include casinos, poker rooms, sports/race books, bingo, skill games, lottery, betting exchange and backgammon. The global reach of the internet and the plentiful supply of varying games means switching costs for the consumer are virtually nonexistent which increases rivalry. Differing regulations worldwide make it harder for expansion and the easing of regulations in some markets have led to consolidation from monopoly entities which weakens rivalry overall. Yet the opening of new markets such as France will also allow for more players to enter the market place offsetting the balance somewhat.

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The following table, which we prepared based on our own independent research, portrays the major online gambling industry participants and their role in the industry:

Industry Overview	Primary Focus
Trade Organizations:

eCogra	eCogra is an internationally accredited testing agency and player protection and standards organization that provides an international framework for best operational practice requirements, with particular emphasis on fair and responsible gambling.

EGBA - European Gaming and Betting Association	EGBA promotes implementation of a fair, competitive and regulated market for online gaming and gambling operators throughout Europe in line with EU law.

Major Operators:
Betfair	Internet betting exchange that also operates a poker product and game arcade.

bwin	Largest online gaming and gambling company focused primarily on sports betting, as well as Internet casino and poker

GTECH (Lottomatica)	Focused on providing software and services in the Internet and sports betting market.

Ladbrokes	Online casino sites offering sportbooks, poker, casino games, bingo and backgammon

Rank Group	Operates bingo services and casinos in the U.K., with complementary online gaming and gambling services.

Major Software Vendors:
Jenningsbet	JenningsBet.com is the online arm of one of the most established and progressive Bookmakers in the United Kingdom.

Fremonte	Fremonte provides clients with the management of their online marketing services. We specialize in the complete customer journey, from acquisition to active promotions.

GBGC - Global Betting & Gaming Consultants	GBGC has developed a wide range of gambling and business services that it can provide to its clients to help them operate successfully in the gambling field.

Major Customers:
Men in the age range of 25 and 35 years	Men play more frequently at higher stakes but shorter sessions
Women	Women generally play for longer but at lower stakes 43% of all online players in 2009 were women

Research and Development

We do not currently have a budget specifically allocated for research and development purposes.

Company Website

Our business website is www.seaniemac.com.

Employees

As of October 30, 2012, we have 3 full time employees. All other employees, including our CEO Mr. Brookstein, are part time.

Source of Revenue

Seaniemac’s gross revenue will be derived by subtracting total winnings from total wagers. As a result, Seaniemac cannot directly control revenue from sports wagering. However, the Company can indirectly control revenue from casino games by setting the odds high or low as compared to other companies. Seaniemac sets its odds slightly lower than its competitors in order to gain market share. Nonetheless, the Company does not have direct control over the actual percentage of winnings for any of its revenue sources. In regard to poker, Seaniemac determines its fees based on industry standards.

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Market Size and Potential

General

We plan to market and tailor our website for the Irish and British market. We believe that the global market size discussed below provides an idea of the relative size of our target market as compared to the global market.

Global Market Size

According to a report generated by Datamonitor in 2011, a global market research firm, global revenue from gambling reached $411.6 billion. Gross revenues from online gambling in particular reached $32.03 billion in 2011.

The chart and graph below show the global market shares of the different forms of online gambling in 2011:

Global Gambling 2011	$411.6 billion
Global Online Gambling	$32.0 billion
Online Sports Betting	$12.2 billion
Online Casino	$7.5 billion
Online Lottery	$2.5 billion
Online Poker	$6.2 billion
Online Bingo/Other	$3.5 billion

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Irish Market Size

The total gambling industry in Ireland is estimated at $18.7 billion in gross revenue in 2011, approximately 4.5% of the global gambling market. Gross revenues from online gambling in particular reached $1.7 billion in 2011 approximately 5.3% of the global online gambling market.

The chart and graph below show the Irish market shares of the different forms of online gambling in 2011:

Irish Gambling	$18.7 billion
Irish Online Gambling	$1.7 billion
Online Sports Betting	$314.9 million
Online Casino	$175.8 million
Online Lottery	$80.6 million
Online Poker	$95.2 million
Online Bingo/Other	$65.9 million

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British Market Size

The total gambling industry in the United Kingdom is estimated at $48.9 billion in gross revenue in 201 1 , approximately 11.9% of the global gambling market . Gross revenues from online gambling in particular reached $8.8 billion in 2011 , approximately 27.5% of the global online gambling market .

The chart and graph below show the British market shares of the different forms of online gambling in 2011:

British Gambling	$48.9 billion
British Online Gambling	$8.8 billion
Online Sports Betting	$3.8 billion
Online Casino	$2.1 billion
Online Lottery	$792 million
Online Poker	$1.1 billion
Online Bingo/Other	$968 million

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Industry Trends & Growth

Global Industry Trends & Growth Patterns

Global online gambling is an industry with strong potential for growth. According to online research firm Data Monitor, global online gambling revenues currently total $32 billion USD.1 Online gambling is expected to grow 52% to total $46.1 billion by the end of 2015.2 Globally, the potential for growth in the online gambling sector is strong.

Online gambling is quickly becoming a key driver in the gambling industry as a whole. Since 2003, the market has grown by an annual average of 23%. The gambling industry as a whole grew an average of 15% during the same time period. Online sports betting is the strongest category of online gambling, representing 41% of the market’s overall value. It is clear that online gambling is becoming a significant segment of the gambling industry.

Although Europe represents the largest geographic market for online gambling, growth is expected to come from Asia and Latin America, according to a report by the gambling consulting firm H2 Gambling Capital. Europe, which currently comprises 44% of the online gambling market, is expected to grow more slowly as it focuses on deregulating the market within the European Common Market, according to KPMG.3

Legislative and regulatory considerations will likely be the single most substantial factor for growth in online gambling. As previously indicated, legal and regulatory restrictions prohibit or constrain the online gambling industry in several key markets (including the United States).4 Globally, governments and jurisdictions are still struggling to determine the place of online gambling in the regulatory and legal spectrum. Legalization and/or deregulation can open up or expand national markets significantly if legislative bodies become more comfortable with and receptive to online gambling.

In regards to online gambling activities, sport betting remains the most popular form of online gambling, representing 41% of all online gambling. Casino and poker games are the next most popular activities, representing 25% and 21% of online gaming activities. Other activities such as lotteries and bingo comprise the remaining 13% of the market.

In conclusion, online gaming represents a growing market that is constrained mostly by legal and regulatory instability and uncertainties. The greatest geographic market for growth will be Asia and Latin America, with Europe continuing to serve as a steady, mature market with growth opportunities.

1 Casinos & Gaming in the UK, Datamonitor; Global Casinos & Gaming, Datamonitor; Global Online Gambling, Datamonitor

2 2011 Global Online Gambling Market Expectations, Casinoman.net

3 Online Gambling, KPMG.com

4 www.GAO.gov

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British Industry Trends & Growth Patterns

Gambling in the United Kingdom has grown steadily in the last decade. According to the United Kingdom Gambling Commission’s annual Gambling Prevalence Survey, 56% of adults participated in some form of gambling in 2010, up from 46% in 1999 and 48% in 2007, excluding those who participated only in the United Kingdom’s national lottery.5

The United Kingdom is the world’s largest online gambling market and is continuing to grow.6 Of those who participated in some form of gambling in 2010 (excluding national lottery participants), 5% did so online, up from 3% in 2007. In 2012, online gambling revenues are expected to reach $13.25 billion USD. Global consultancy PriceWaterhouseCoopers projects that revenue to rise as other EU governments create regulatory frameworks for their citizens to participate on British gaming websites.7 While the largest growth in gambling worldwide is expected to come from Asia and Latin America, it is clear that the United Kingdom’s large and mature online gaming industry will continue to have the potential to grow.

One caveat to the United Kingdom’s expected continued growth in online gambling is taxation. Current tax levies on market players in the United Kingdom are high and may drive players to use sites outside of the United Kingdom as other nations legalize and/or liberalize their online gambling laws. Furthermore, In January 2009, the government announced that the gambling sector will face a compulsory £5 million ($7.7 million) a year levy for research into problem gamblers unless it funds a voluntary scheme. Although online gambling in the United Kingdom will continue to grow, the effects of taxation must be considered.

In conclusion, the online gambling market in the United Kingdom is a mature market with the potential for modest, continued growth. The key factors to consider are taxation and regulation of the market.

Irish Industry Trends & Growth Patterns8

The Irish online gambling market has the potential to grow tremendously. Recent statistics estimate that the current market size for online gambling in Ireland is valued at $1.7 billion USD, representing approximately 5% of the global market. By extrapolating industry growth as a whole on the Irish market, online gambling is expected to reach $6.5 billion USD by 2015, and $9.8 billion USD by 2020. This represents growth rates of 124% (between today and 2015) and 50% (between 2015 and 2020). This assumes that Ireland’s 5% global market share and gambling prevalence remains constant.

The growth in the online gambling industry in Ireland is a trend that lends itself well to the launch of Seaniemac.

5 British Gambling Prevalence Survey, www.gamblingcommission.gov.uk

6 Global Gaming Outlook, www.PWC.com

7 Ibid, 39.

8 AtlanticCasinoConsultants.com

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Trends in Mobile Gambling9

The proliferation of smartphones and the use of mobile broadband, combined with the growth of online gambling has resulted in the emergence and growth of mobile online gambling. As demonstrated in the following graph generated by Juniper Research, mobile gambling has seen steady growth since 2009 and is expected to continue to grow over the next several years reaching roughly $48 billion USD by 2015.

The majority of future growth is predicted to occur in mobile casino and lottery gambling. Casino gambling, which is currently producing a much smaller portion of total mobile wagering than betting, will grow to a roughly equal share of the total by 2015.

Furthermore, mobile lotteries, which today produce virtually no revenue, will substantially increase by 2015, although they will still represent a relatively small portion of the total. Juniper’s analysis suggests that the emergence of numerous mobile lotteries in the past 12 to 18 months, particularly in the Chinese, Latin American and African markets, will drive this future growth.

According to a Morgan Stanley report, six factors will influence the growth pattern of mobile online gambling: payment solutions, customer acceptance, battery life, regulation, branding, and substitution.

Market Trends & Growth Patterns: Global, United Kingdom and Ireland

Regulatory and legal uncertainties have the potential to skew the growth of online gambling worldwide. The most significant example is that of the United States, which outlawed online gambling in 2006.10 Stock values for Bwin. Party Digital Entertainment dropped 60% in 24 hours on that news.11 While the United States is an extreme case, it illustrates the potential effects changes in legal and regulatory practices on online gambling. In the case of Ireland, recent news indicates that the government is seeking to clarify gambling laws so as to account for online gaming, but may result in restrictions and constraints for the online gambling sector in particular.12 This is less of a concern in the United Kingdom, where online gambling is expressly allowed.13

9 Mobile Gambling White Paper, Juniper Research

10 www.ots.treas.gov

11 FTSE Stock Markets, www.guardian.co.uk

12 www.IrishExaminer.com

13 www.GAO.gov

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A significant factor that will negatively affect the online gambling market in Ireland is emigration. According to Ireland’s Central Statistics Office, emigration is growing, from 65,300 Irish nationals emigrating in 2009, to over 76,000 in 2010.14 Although preliminary statistics are still being complied, the Economic and Social Research Institute estimates that over 120,000 Irish emigrated in 2011. The high unemployment rate and limited job prospects are the most significant factor in Irish emigration.15 The profile of the likeliest emigrants tracks closely with that of the typical Irish gambler: young, male, and with limited education. Although emigrants may retain close cultural ties to Ireland, they will naturally be far less likely to follow Irish-specific sports and gambling in their destination countries as they were in Ireland.

Although the growth potential for global and Irish online gambling is positive with moderate growth potential in the United Kingdom from a strictly economic standpoint, the above factors must be taken into careful consideration.

ITEM 1A. RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS CURRENT REPORT AND THE DOCUMENTS THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE USE OF THE WORDS “COMPANY”, “COMPLIANCE SYSTEMS CORPORATION”, , “US,” OR “WE” REFERS TO THE COMBINED COMPANY AFTER GIVING EFFECT TO THE ACQUISITION. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT ARE NOT CURRENTLY BELIEVED TO BE IMPORTANT TO YOU, IF THEY MATERIALIZE, ALSO MAY ADVERSELY AFFECT US AND OUR STOCK PRICE.

We plan to offer a website for online gambling, including sports betting and casino gaming in Ireland under the brand name Seaniemac.com. We will initially focus on Gaelic Games as well as Irish horse racing and soccer. Gaelic Games, a series of popular Irish sports that include Hurling, Shinty and Gaelic Football. An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, retain your equity interest in our company or dispose of your securities currently owned by you, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

14 2011 Population and Migration Estimates, www.CSO.ie

15 Leaving Ireland Emigration Looms Again, www.telegraph.co.uk

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Risks Related to Our Business and Financial Condition

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

Seaniemac was recently formed in December 2011 , and our website is still under development . As a result, we have no operating history upon which you can evaluate our prospects and our potential value. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which we will operate. Since we have not launched our website or begun our planned marketing to date, we may never reach profitability. No additional relevant operating history involving Seaniemac’s operations exists upon which an evaluation of our performance can be made. Our performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products and markets in the evolving, highly competitive online gambling industry. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

We have incurred substantial losses since our inception and may never be profitable.

We have incurred losses since inception and further losses are anticipated in the development of our business. As a development stage enterprise, there exists substantial doubt regarding our ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from stockholders and directors, and a possible private placement of our securities. No stockholder, director, or possible private placement participant has agreed to loan our company any funds nor agreed to purchase any of our securities. The failure to obtain necessary financing could result in our company ceasing all operations, which would likely result in a loss of all or a significant portion of your investment in our company.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Our online gambling website and online operations operate in an industry subject to:

●	rapid technological change;

●	the proliferation of new and changing online gambling sites;

●	frequent new product introductions and updates; and

●	changes in customer demands.

Any of the above changes that we fail to anticipate could reduce the demand for our online business, as well as any products we may introduce in the future. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products and lower profit margins.

A decline in the popularity of our website will negatively impact our business.

Our primary source of revenues is dependent upon our ability to attract and retain new users and attracting existing users to increase their activity on our sites, among other things. If we are unable to maintain or extend web traffic to, and use of, our websites, our revenues may be adversely affected.

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Intense competition in the online gambling industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for members, visitors and advertisers with numerous well established online gambling sites, as well as many smaller and/or newer sites. If we are unable to differentiate our products and generate sufficient appeal in the marketplace, our ability to achieve our business plan may be adversely affected. We intend to differentiate our website by focusing on the Gaelic Games, although many other online gaming sites also provide betting for the Gaelic Games. The effect of such competition may put pressure on profit margins and to involve us in vigorous competition to obtain and retain consumers and advertisers. As compared to us, many of our competitors have significantly longer operating histories and greater brand recognition as well as, greater financial, management, and other resources.

We currently depend on and may continue to be dependent on third parties to complete the development of our online gambling platform, and any increased costs associated with third party developers or any delay or interruption in production would negatively affect both our ability to develop the platform and our ability to continue our operations.

We currently depend on our agreement with Jenningsbet Ltd and BoyleSports to develop and operate our proposed online gambling website . We anticipate that we will continue to need to rely on third party providers to maintain, support and operate our online gambling website . The costs associated with relying on third parties may increase our development costs and negatively affect our ability to operate. Since we have less control over a third party because we cannot control the developer’s personnel, schedule or resources. We may experience delays in finalizing the website . In addition, our reliance upon a third party developer and operator exposes us to risks, including reduced control over quality assurance and costs of development. If this happens we could lose anticipated revenues from the website and may not have the capital necessary to continue our operations. In addition, we may be required to rely on certain technology that we will license from third parties, including software that we integrate and use with our internally developed software. We cannot provide any assurances that these third party technology licenses will be available to us on commercially reasonable terms. The inability to establish any of these technology licenses, or the loss of such licenses if established, could result in delays in completing our platform until equivalent technology could be identified, licensed and integrated. Any such delays could materially adversely affect our business, operating results and financial condition.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

●	obtain copyrights or trademarks or rights to copyrights or trademarks, where necessary, and to maintain their validity and enforceability;

●	operate without infringing upon the proprietary rights of others; and

●	prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable copyrights or trademarks. Our inability to protect our proprietary rights could materially adversely affect our business prospects and profitability. In addition, if litigation were to take place in connection with the enforcement of our intellectual property rights (or to defend third party claims of infringement against us), there can be no assurance that we would prevail. Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition. We currently own our operating url, www.seaniemac.com and the contents of such website, though we have not filed for formal copyright or trademark protection.

If we do not comply with the terms of our agreements with Jenningsbet and BoyleSports or they are terminated, our business, operating results and financial condition will be adversely affected .

Our agreements with Jenningsbet and BoyleSports to develop and operate our proposed online gaming website are crucial to our operations. In addition, the agreement with Jenningsbet may be terminated by Jenningsbet at any time on 90 days prior notice and the MOU with BoyleSports has no specific term. While we have not determined which of these companies will be selected as the ultimate developer and operator of our proposed online gaming website, our failure to comply with any of the terms or conditions of these agreements or in the event the operator terminates the agreement and we are unable to find a suitable vendor to replace them, could materially adversely affect our business, operating results and financial condition.

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Our proposed online website is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

●	our encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information;

●	we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;

●	someone could circumvent our security measures and misappropriate our partners’ or our customers’ intellectual property, interrupt our operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

●	our computer systems could fail and lead to service interruptions;

●	we may be unable to scale our infrastructure with increases in customer demand; or

●	our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

We have limited experience competing in international markets. Any international expansion plans will expose us to greater political, intellectual property, regulatory, exchange rate fluctuation and other risks, which could harm our business.

Once our online gambling platform is developed, we may attempt to market such products in countries outside of our current operations in Ireland. The markets in which we may undertake international expansion may have technology and online industries that are less well developed than in Ireland. There are certain risks inherent in doing business in international markets, such as the following:

●	Uncertainty of product acceptance by different cultures;

●	Unforeseen changes in regulatory requirements;

●	Difficulties in staffing and managing multinational operations;

●	State-imposed restrictions on the repatriation of funds;

●	Currency fluctuations;

●	Difficulties in finding appropriate foreign licensees or joint venture partners;

●	Laws and business practices that favor local competitors;

●	Expenses associated with localizing our products, including offering customers the ability to transact business in multiple currencies;

●	Potentially adverse tax consequences; and
●	Less stringent and/or narrower intellectual property protection.

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There is a risk that these factors will have an adverse effect on our ability successfully to operate internationally and on our results of operations and financial condition.

Changes to payment card networks or bank fees, rules, or practices could harm our business and, if we do not comply with the rules, could result in a termination of our ability to accept credit cards. If we are unable to accept credit cards, our competitive position would be seriously damaged.

Once our online gaming website becomes operational, w e expect to belong to or directly access payment card networks, such as Visa, MasterCard and the National Automated Clearing House Association (“NACHA”) through our third party developer and operating agreement , in order to accept or facilitate the processing of credit cards and debit cards (including some types of prepaid cards) as a means for payment to us. We also expect to rely on banks or other payment processors to process transactions, and must pay fees for these services. From time to time, payment card networks have increased, and may increase in the future, the interchange fees and assessments that they charge for each transaction using one of their cards. Generally, payment card processors have the right to pass any increases in interchange fees and assessments on to payment systems like ours as well as increase their own fees for processing. Changes in interchange fees and assessments could increase our operating costs and reduce profit margins, if any. In addition, in some markets, governments have required Visa and MasterCard to reduce interchange fees, or have opened investigations as to whether Visa or MasterCard’s interchange fees and practices violate antitrust law. The financial reform law enacted in 2010 authorizes the Federal Reserve Board to regulate debit card interchange rates and debit card network exclusivity provisions, and the Federal Reserve Board has proposed rules that include caps on debit card interchange fees at significantly lower rates than Visa or MasterCard currently charge. We expect to be required by our processors to comply with payment card network operating rules, which generally include the obligation to reimburse processors for any fines they are assessed by payment card networks as a result of any rule violations by users . The payment card networks set and interpret the card rules which could be more difficult or expensive to comply with. We also expect to be required to comply with payment card networks’ special operating rules for Internet payment services. Some of these rules may be difficult or even impossible for us to comply with. If we are unable to comply with these rules, we may be subject to fines for any failure to comply with such rules or we may lose our ability to gain access to the credit card associations or NACHA.

Changes in government laws could materially adversely affect our business, financial condition and results of operations.

Our business is regulated by diverse and evolving laws and governmental authorities in Ireland and the Isle of Man and other countries in which we intend to operate in the future. Such laws relate to, among other things, online gambling, gambling in general, internet, licensing, copyrights, commercial advertising, subscription rates, foreign investment, use of confidential customer information and content. Promulgation of new laws, changes in current laws, changes in interpretations by courts and other government officials of existing laws, our inability or failure to comply with current or future laws or strict enforcement by current or future government officers of current or future laws could adversely affect us by reducing our revenue, increasing our operating expenses and/or exposing us to significant liabilities.

Our ability to compete depends in part on the continued availability and service of qualified employees.

Much of our future success depends on the continued availability and service of qualified employees. Experienced employees in the gaming and technology industry are in high demand. The loss of employees or the inability to hire additional talented employees as necessary could result in significant disruptions to our business, and the integration of replacement employees could be time-consuming and expensive and cause additional disruptions to our business. If we are unable to attract and retain qualified employees, we may not be able to meet our strategic objectives.

In an effort to distinguish our business from those of our competitors, we may set our betting odds slightly lower than our competition; however, this policy may reduce our profitability and affect our business and financial operations negatively.

The amount of revenue we generate from our customers is based, in part, on the odds we set for certain online wagers and betting. By lowering our betting odds, the customer will receive a bigger payout, but correspondingly we will receive a lower payout. We may adopt this policy in an effort to attract more customers and gaming volume to our site.

Economic conditions, particularly in Ireland and the UK, that have an adverse effect on the gaming industry will adversely affect our results of operation.

Our proposed business operations are concentrated in a single industry and geographic area (Ireland and the UK) that is affected by international, national and local economic conditions. A downturn in the economy or in a region such as Ireland and the UK constituting a significant source of our customers, or a reduction in demand for gaming, may harm our financial condition or that of our customers. We cannot predict the effect or duration of an economic slowdown or the timing or strength of any subsequent economic recovery, worldwide, in Ireland and the UK or in the gaming industry, or the impact such slowdown may have on the demand for online gaming. If players have less disposable income to spend on online gaming or if our customers are unable to devote resources to using our products, there could be an adverse effect on our business.

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We may require significant additional capital to fund our business plan.

We will be required to expend significant funds to develop our online gambling operations. Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy. . Capital markets worldwide have been adversely affected by substantial losses by financial institutions, in turn caused by investments in asset-backed securities. We may not be successful in obtaining the required financing, or if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of operations.

We depend upon a limited number of personnel and the loss of any of these individuals could adversely affect our business.

If any of our current executive employees were to die, become disabled or leave our company, we would be forced to identify and retain individuals to replace them. They are critical employees at this time. In addition to the executives, we rely heavily on a several people that have extensive knowledge of our industry. There is no assurance that we can find suitable individuals to replace them or to add to our employee base if that becomes necessary. We are entirely dependent on these individuals as our critical personnel at this time. We have no life insurance on any of our employees, and we may be unable to hire a suitable replacement for them on favorable terms, should that become necessary.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is quoted on the OTCQB operated by the OTC Market’s Group, Inc. under the symbol “COPI”. We may not ever be able to satisfy the listing requirements for our common stock to be listed on any stock exchange, including the trading platforms of NASDAQ Stock Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTCQB, or on another over-the-counter quotation system. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

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The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission (the “SEC”) has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, SEC Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our common stock could, for example, decline precipitously in the event that a large number of shares are sold on the market without commensurate demand, as compared to the market for securities or a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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We do not pay dividends on our common stock.

We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

Restrictions on the reliance of Rule 144 by Shell Companies or former Shell Companies.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time a “shell company”. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

●	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act,

●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

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As a result, it is likely that pursuant to Rule 144, stockholders who hold restricted securities by our company including the 29,719,952 shares issued to RDRD in connection with the Acquisition or through any means other than a public offering will not be able to sell our shares without registration under the securities act until one year after we have completed our initial business combination and filed this current report on Form 8-K containing the information required in a Form 10.

Beginning one year after the filing of this current report on Form 8-K, and as long as we remain an operating business and current in our reporting requirements under the Exchange Act, our stockholders will be able to utilize Rule 144.

A summary of Rule 144 is as follows:

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding; or

●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

The following management’s discussion and analysis should be read in conjunction with our and Seaniemac’s historical combined financial statements and the related notes. The following management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report. Please see “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

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The following discussion first addresses the operations of Compliance Systems Corporation prior to the acquisition of the interest in Seaniemac, which is the subject of this Form 8-K. A discussion of the operations of Seaniemac takes place after the conclusion of the section below regarding Compliance Systems Corporation.

Overview and Recent Developments

Compliance Systems Corporation

Compliance Systems Corporation was incorporated in Nevada on November 17, 2003 under the name GSA Publications, Inc. In conjunction with a reorganization in February 2006, we changed our name to our current name, Compliance Systems Corporation.

In February 2010, we merged with Execuserve pursuant to which we entered the business then operated by Execuserve.

From May 2008 through July 2010, we raised capital through the sale to Agile Opportunity Fund, LLC of secured convertible debentures. Subsequent thereto, we breached certain on the terms of such debentures in December 2010 and transferred to Agile all of our operating assets in exchange for a release of our obligations under the debentures and other obligations owed to Agile. At that time, we became a non-operating shell company and began seeking to acquire or merge with an operating entity.

On September 11, 2012, we filed with the SEC a definitive Information Statement on Schedule 14C in which we reported that our Board of Directors and the requisite number of our stockholders have authorized a 1 for 994.488567392 reverse split (the “Reverse Split”) of our common stock and a corresponding amendment to our Articles of Incorporation. The Reverse Split was necessary in order to effectuate the Acquisition as contemplated in the Exchange Agreement. In accordance with the definitive Information Statement, we filed an amendment to our Articles of Incorporation and the reverse split was declared effective on October 3, 2012. The effect of the Reverse Split is to decrease the number of our shares of Common Stock issued and outstanding from 1,441,770,097 pre-Reverse Split shares to approximately 1,449,760 post-Reverse Split shares.

During the reporting periods discussed below we were unable to meet our cash financial obligations including salary payments, dividend payments related to preferred stock and interest payments related to outstanding debt. We issued warrants as a penalty and/or in consideration of deferring salary and interest as further described in the footnotes to our financial statements.

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Acquisition of Interest in Seaniemac

On June 7, 2012, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with RDRD II Holding LLC, a Delaware limited liability company (“RDRD”). The Exchange Agreement was amended on October 29, 2012. The Exchange Agreement contemplated the acquisition (the “Acquisition”) of RDRD’s 70% equity ownership interest (the “Seaniemac Equity Interest”) in Seaniemac Limited (“Seaniemac”), an Ireland corporation. Seaniemac is in the business of operating a sports gaming website. The Exchange Agreement further contemplated that, in exchange for the Seaniemac Equity Interest, we would issue to RDRD an amount of shares of our common stock (the “RDRD Exchange Shares”) which, following such issuance, would equal approximately 71% of our then outstanding shares of Common Stock (on a fully diluted basis), after taking into account the 10 million post-split shares we were ordered by a court in Florida to issue to certain of our creditors in exchange for $500,000 of debt owed to such creditors (the “RDRD Percentage”).

As reported in our Form 8-K filed with the SEC on November 2, 2012, on October 30, 2012, the Acquisition was consummated (the “Closing”). In addition, immediately following the Closing, we issued 10,000,000 post-split shares of our common stock in accordance with a court order, in exchange for the cancellation of $500,000 of our debt (“Debt Exchange Shares”). As a result of the acquisition and the issuance of our Debt Exchange Shares, RDRD holds approximately 71% of our common stock. Prior to the acquisition, we were a shell company with no business operations. As a result of the acquisition, we are no longer considered a shell company.

Since the Acquisition of our interest in Seaniemac, we have been developing with third party website developers and operators an online gambling website, including sports betting and casino gaming in Ireland and the UK under the brand name Seaniemac.com. Our proposed website will initially focus on Gaelic Games as well as Irish horse racing and soccer. Gaelic Games, a series of popular Irish sports that include Hurling, Shinty and Gaelic Football. Once we have completed development of our website, we plan to launch a marketing campaign for our website utilizing TV commercials and a search engine optimization or “SEO” and other internet advertising tools that features our planned games, web address seiniemac.com and logo.

On October 30, 2012, RDRD designated the following persons to our Board of Directors and such board appointed the following individuals to serve as our officers: Barry M. Brookstein, Director, Chief Executive Officer, Chief Financial Officer and Secretary; Sean McEniff, Director, Chairman and President; Shane O’Driscoll, Director; Jon M. Garfield, Director.

Seaniemac Limited

As a result of the Acquisition and the change in our business to developing an online gambling website, a discussion of our past financial results is not pertinent, and our historical financial results and those of Seaniemac, prior to the Acquisition are considered for accounting purposes the historical financial results of Seaniemac.

The following discussion highlights our plan of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. The following discussion and analysis are based on our and Seaniemac’s financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

The following discussion and analysis provides information which management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The discussion should be read in conjunction with our audited and unaudited financial statements and related notes and the other financial information included elsewhere in this report. In addition, please see the Description of Seaniemac’s business beginning on page 4 of this current report.

Plan of Operations

Since the Acquisition, we have been developing with third party provides a website for online gambling, including sports betting and casino gaming in Ireland under the brand name Seaniemac.com. We plan to initially focus on Gaelic Games as well as Irish horse racing and soccer. The Gaelic Games are a series of popular Irish sports that include Hurling, Shinty and Gaelic Football.

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Seaniemac is developing a pre-launch, launch and post launch marketing strategy. Successful marketing will rely on constant testing, monitoring and assessment of marketing campaigns in order to obtain the best possible Return on Investment (“ROI”). Achieving a high ROI on marketing dollars will be imperative as there are several competitors in the industry with marketing expenditures far greater than Seaniemac’s resources. The Company’s primary marketing efforts are expected to include TV, print and radio advertising, press releases, celebrity endorsements, events, promotional material and online marketing such as social media, pay per click (“PPC”) and Search Engine Optimization (“SEO”).

Seaniemac’s management team will attempt to execute on its business strategies. Furthermore, the Company’s management team has roots in Ireland with the presence of the McEniff brothers. Gaelic Games sport participant Brian McEniff and his brother Sean successfully ran The McEniff Hotel Group (six hotels) and come from an established political family in Bundoran, Donegal, Ireland having served on the local town council of the seaside town for more than 50 years.

Seaniemac’s online gaming website is expected to include the following gaming options:

-	Sports Betting: Probably the largest and most well-known industry segment. Seaniemac plans to offer both pre-live and live in-game betting opportunities for a wide range of sports.

-	Casino Games: traditional casino, live casino, poker, bingo and interactive skilled games

●	Traditional Casino Games: Automated casino games such as roulette, blackjack and baccarat.

●	Live Casino Games: Table games which are broadcast via a live video stream with real dealers and Croupiers, in an attempt to convey more of the atmosphere of a physical casino.

●	Poker: Poker games such as Texas Hold’em No Limit, Limit and Fixed Limit, No Limit Omaha, No Limit Omaha Hi-Lo, 7 Card Stud, 5 Card Stud and Razz.

●	Other Skilled and Interactive Games: Bingo and other skilled and interactive games that will be programmed with random number generation to ensure constant fairness for all parties and that can be played for Real money or Free Play.

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Seaniemac expects to license an online gaming platform from Jenningsbet or BoyleSports, an online bookmaker which has the rights to sublicense a variety of online games and operate an online gaming website. By utilizing a third party web developer and operator, Seaniemac expects to greatly reduce its technological and operational risk. Furthermore, Jenningsbet has exclusive rights with Setanta Sports, the Irish television network that airs Gaelic Games, which is intended to allow Seaniemac to stream live Gaelic Games worldwide via the Seaniemac website and mobile app. Through its partnership with Jenningsbet, Seaniemac is positioned as the first online betting site that streams Gaelic Games. Lastly, the majority of the operational procedures for running and maintaining our proposed online gaming website will be managed by the third party operator we ultimate select leaving Seaniemac with relatively low overhead and operating expenses.

Gaelic Games

The Gaelic Games are a series of popular Irish sports managed by the Gaelic Athletic Association (GAA). The Gaelic Games include Hurling, Shinty and Gaelic Football. Unlike the standard game of football, Gaelic Football is an amateur game featuring 15 players per team who are allowed to punch the ball. Hurling is played on the same pitch as Gaelic Football and with 15 players, but bears little resemblance to its sister game, being played with hurley sticks and a leather ball. Shinty, a variation of Hurling, is popular in other territories like Scotland.

Betting on Gaelic Games is a regular option on many online betting sites, reflecting their wide appeal. While Gaelic Games have long been popular in Ireland, the Gaelic Games has been gaining widespread appeal in areas with large communities of Irish emigrants and their descendants throughout the US, Canada, Australia and the United Kingdom, where many have their own teams and clubs participate in the Gaelic Leagues.

Seaniemac’s overarching marketing goals during its first three years of operations include the following:

-	Acquire customers

-	Retain customers

-	Establish brand awareness among target customer base

-	Experiment with, and perfect, online advertising strategy

-	Pursue Search Engine Optimization so as to achieve high quality scores for organic search terms

-	Test and refine advertising channels such as television, radio, print, PPC, etc.

-	Provide good customer service

The Company plans to pursue the following strategies in order to acquire and retain customers:

Pre-Launch Activities

-	Ensure market makers are in place and liquidity issues are addressed.

-	Create buzz and pre-launch hype:

●	Product introduction to strategic industry participants and leaders in the weeks prior to launch.

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●	Pre-launch press releases designed to develop trust with potential users to encourage them to bet online with a new player to the market.

●

●	Celebrity endorsements and GAA spokespersons introducing the product to the public.

●

●	Display ads in publications such as City AM and inserts in national newspapers

Launch Activities:

Establish high level of interest within the first 3 months in order to evaluate successes and failures as well as customer requirements and preferences.

-	Event and experiential marketing

-	Live presence in Ireland via promo girls with free gifts and other promotional items.

-	Press and media inserts around Ireland (regional, national and online with a combination of general, betting, financial and industry related media)

-	Direct mail and email – targeted by job title, sport interest, gaming interest, etc.

-	Online display tenancies (Irish sports portal sites, etc.)

-	Animated TV and radio advertisements featuring top ex-players of the GAA

-	Facebook and social media presence and ad placement

-	Employ effective content management systems (“CMS”) for website to ensure content is updated regularly

-	Creative offers and promotions

-	Refer a friend and partner offers

-	Online marketing and search engine marketing: SEO, PPC, contextual advertising, paid inclusion, inbound linking, e-newsletter, blog marketing, online retargeting, online public relations, link bait and viral video clips.

Post Launch Activities

Seaniemac will develop an on-going marketing strategy pending an assessment and results analysis of launch activities mentioned above.

Additional Marketing Strategies:

-	CRM: Monitoring, understanding and acting on consumer behavior will play a vital part in ensuring any marketing and product development activities is going to give the business the best chance of conversion and retention.

-	Loyalty Program: Provide existing customers with additional benefits to prevent them leaving. Develop VIP strategy in order to reward high earning clients with tailored services and rewards.

-	Product Development: Careful consideration and prioritizing will be placed in determining product development activities.

-	Contextual and Behavioral Advertising: Continually revisit relevant content keywords and marketing channels based on consumer behavior.

-	Referral program

-	Free bet / cash back offer for new registrants.

-	Affiliate Networks

-	Advertising Networks

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We have undertaken most of the pre-launch activities and have received a portion of the $600,000 advance. We expect to receive all of the funds prior to full launch which we estimate to be in the next 30-60 days.

We will rely on third parties for all of the web operations. We believe we will have sufficient personnel to implement our marketing launch.

Critical Accounting Policies

The Company’s consolidated financial statements and related public information are based on the application of generally accepted accounting principles in the United States (“GAAP”). The Company’s significant accounting policies are summarized in Note 2 to its annual consolidated financial statements. While all of these significant accounting policies impact its financial condition and results of operations, the Company views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements. The Company’s critical accounting policies are discussed below.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation Arrangements

The Company accounts for stock-based compensation arrangements in accordance with guidance provided by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

From time to time, the Company’s shares of common stock and warrants have been issued as payment to employees and non-employees for services. These are non-cash transactions that require management to make judgments related to the fair value of the shares issued, which affects the amounts reported in the Company’s consolidated financial statements for certain of its assets and expenses.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board’s (“FASB”) Accounting Standard Codification (“ASC”) 740 “Income Tax”. ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has adopted the provisions of FASB ASC 740-10-05 “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Results of Operations for Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

This discussion of results of operations for the year ended December 31, 2011, should be read in conjunction with the discussion on Events Subsequent to September 30, 2012.

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Continuing Operations

As a result of the Surrender of Collateral, the Company’s operating businesses were classified as discontinued operations. Operating expenses represent those incurred primarily to enable the Company to satisfy the requirements of a reporting company.

The Company incurred a loss from continuing operations of $543,588 in 2011 and $1,221,036 in 2010.

Selling and general and administrative expenses consist primarily of officer’s salary and professional fees for accounting and auditing services, legal fees and consulting services. Selling and general and administrative expenses amounted to $447,320 in 2011 and $348,588 in 2010. Operating expenses consist of the following for the years ended December 31, 2011 and 2010.

	2011	2010

Officer’s salary	$240,000	$240,000
Payroll taxes and insurance	32,303	15,963
Professional fees	112,861	60,550
Other	62,156	32,125

Total	$447,320	$348,588

Interest expense decreased by $542,523 to $109,213 for 2011 from $651,736 for 2010. This decrease is primarily related to the Surrender of Collateral on the Agile Debentures in December 2010.

The Company’s loan cost amortization and related financing expense, including amortization of loan discount, was $0 for 2011 compared to $220,712 for 2010. Deferred loan costs and loan discount amortized during 2010 were related to the debentures that were issued to Agile.

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Discontinued Operations

The results of the discontinued operations for the year ended December 31, 2010 are as follows:

Total revenues	$1,108,356
Cost of revenues, operating and interest expenses	$1,985,415
Loss from operations	$(877,059)

In addition, as a result of the Surrender of Collateral, the Company recognized a gain of $1,413,255 in the year ended December 31, 2010. In 2011, the Company wrote-off the loans and accrued interest due to the former stockholders of Execuserve in the amount of $153,003. Such write-off was recognized as a gain on the Surrender of Collateral for the year ended December 31, 2011.

For the reasons set forth above, the Company’s 2011 net loss decreased by $294,255 to $390,585 in 2011 from $684,840 in 2010.

Dividends of $150,000 were accrued on the Series B Preferred Stock for both 2011 and 2010. Dividends of $4,286 were accrued on the Series D Preferred Stock in 2011. Series D Preferred Stock was issued in March 2011 and April 2011. The dividends are taken into account when computing loss per common share. The Company has failed to pay dividends on the outstanding shares of its Series B Preferred Stock and Series D Preferred Stock in 2011 and 2010. Dividends on the Preferred Stock may only be paid out of funds legally available for such purpose. Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of action and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution. Accrued dividends total $454,286 at December 31, 2011.

The Company’s annual effective tax rate was estimated to be 0% for both 2011 and 2010. Accordingly, no tax benefit or cost was recognized in either of such periods. During the current and prior year, the Company did not record an income tax benefit for net deferred tax assets generated due to the uncertainty of their realization.

Warrant Exchange

On May 12, 2011, the Company exchanged warrants (the “Old Warrants”) to purchase an aggregate of 128.13 million shares of our Common Stock, with exercise prices ranging between $0.05 and $0.001 per share and expiration dates between June 23, 2014 and March 31, 2016, for new warrants (the “New Warrants”) to purchase the same number of shares of our common stock at an exercise price of $0.001 per share and having an expiration date of May 11, 2016. The New Warrants, which all expire on May 11, 2016, permit “cashless exercise,” a right which was not provided for in the Old Warrants. The New Warrants also contain anti-dilution provisions that are not as advantageous to the warrant holders as the anti-dilution provisions applicable to the Old Warrants.

As a result of the exchanges, the Company recognized a charge of $11,797 for the year ended December 31, 2011, which is classified as part of interest expense.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency. In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations. The Company valued these issuances using the Black-Scholes option pricing model. The Company recognized a gain on the value of the New Warrants of $12,945 for the year ended December 31, 2011.

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Liquidity and Capital Resources

At December 31, 2011, we had a cash balance of $529 compared to $19,014 at December 31, 2010.

Cash used in operating activities of $59,993 for the year ended December 31, 2011. The decrease in cash was primarily attributable to funding the loss for the year.

Net cash provided by financing activities was $41,508 for the year ended December 31, 2011. The Company received $50,000 from the issuance of its newly created Series D Preferred Stock, proceeds from loans from Brookstein of $11,775 and repaid $20,267 of short term and demand loans.

Recent financing transactions other than with Agile include the following:

The Company’s loan from Nascap Corp. (“Nascap”) was modified in March 2009, increasing funding up to $750,000 at the lender’s discretion. The original loan amount was $150,000. The greatest amount of principal outstanding under the loan facility was $350,000, which is the balance owed at December 31, 2011.

Agreements with two additional lenders were modified on June 24, 2009. Brookstein had loaned the Company an aggregate of $50,000 during the 2009 first fiscal quarter, and a second lender loaned the Company $150,000 in April 2006. Both notes continued to bear interest at 18% per annum, payable monthly in arrears through June 2012. The extended maturity dates on the modified notes were January 1, 2012. In July 2012, the Company issued 50,000 shares of Series D Preferred Stock to Brookstein in full satisfaction of his $50,000 loan.

In the fourth quarter of 2011, Brookstein loaned the Company $11,775 for working capital purposes. The loan is non-interest bearing and due on demand.

In addition, due to cash flow difficulties, the Company has issued warrants to various officers and other companies and individuals as follows:

Issuance of Deferred Salary Warrants

Brookstein (and Garfinkel before his resignation from the Company) have been deferring all or a portion of their salaries since January 1, 2009. The amount of deferred salaries totaled $1,010,000 as of December 31, 2011, consisting of $630,000 due Brookstein and $380,000 due Garfinkel. Warrants have been issued on a quarterly basis. See Note 11F of the Consolidated Financial Statements.

Issuance of Deferred Dividend Warrants

The Company has failed to pay dividends on the outstanding shares of its Series B Preferred Stock and Series D Preferred Stock in 2011 and 2010. Warrants have been issued to both Brookstein and Spirits Management Inc. (“Spirits”) on a quarterly basis. See Note 11G of the Consolidated Financial Statements.

Issuance of Deferred Interest Payment Warrants

Commencing in the fourth quarter of 2009, the Company failed to pay interest on the promissory notes that were previously issued to Brookstein, Henry Ponzio and Nascap (the “Note Holders”). To compensate the Note Holders for the failure to pay interest on their promissory notes, the Company granted to such Note Holders warrants on a quarterly basis. See Note 11H of the Consolidated Financial Statements.

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Off -Balance Sheet Arrangements

As of December 31, 2011, there were no off balance sheet arrangements.

Results of Operations for the Three and Nine Months Ended September 30, 2012 (“2012”) Compared to the

Three and Nine Months Ended September 30, 2011 (“2011”)

Operating Revenue

None

Operating Expenses

Selling and general and administrative expenses consist primarily of officer’s salary and professional fees for accounting and auditing services, legal fees and insurance costs. Selling and general and administrative expenses for the three months ended September 30, 2012 and 2011 amounted to $34,440 and $100,920, respectively. For the nine months ended September 30, 2012 and 2011, selling, general and administrative expenses amounted to $286,596 and $353,341, respectively. Operating expenses consist of the following for the three and nine months ended September 30, 2012 and 2011.

	For the three months ended September 30, 2012	For the three months ended September 30, 2011	For the nine months ended September 30, 2012	For the nine months ended September 30, 2011
Officer’s salary	$—	$60,000	$120,000	$180,000
Payroll taxes and insurance	(101)	6,320	14,832	25,983
Professional fees	26,800	20,350	96,300	93,936
Other	7,741	14,250	55,464	53,422

Total	$34,440	$100,920	$286,596	$353,341

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Other Income (Expense)

Forgiveness of Debt:

On July 1, 2012, in contemplation of the Exchange Agreement, the accrued interest on two notes was waived. Total accrued interest forgiven for the three and nine months ended September 30, 2012 amounted to $189,750.

Reversal of Payroll Taxes:

The Company had been accruing payroll taxes on the accrued salaries of its officers. On July 1, 2012, salaries of two officers were waived. As the salaries were not paid, the associated accrued payroll taxes were reversed in the third quarter of fiscal 2012. Total payroll taxes reversed amounted to $71,601 for the three and nine months ended September 30, 2012.

Interest Expense:

For the three months ended September 30, 2012 and 2011, interest expense amounted to $27,678 and $22,296, respectively. Interest expense for the nine months ended September 30, 2012 and 2011 amounted to $67,399 and $90,594, respectively. Interest expense related primarily to amounts owed on our various debt arrangements. Interest for the three and nine months ended September 30, 2012 also included $27,653 of financing costs related to the issuance of common stock to various vendors and debt holders.

Warrant Exchange:

On May 12, 2011, the Company exchanged warrants (the “Old Warrants”) to purchase an aggregate of 128,840 post-split shares of our Common Stock, with exercise prices ranging between $0.994 and $49.72 per share and expiration dates between June 23, 2014 and March 31, 2016, for new warrants (the “New Warrants”) to purchase the same number of shares of our common stock at an exercise price of $0.994 per share and having an expiration date of May 11, 2016. The New Warrants, which all expire on May 11, 2016, permit “cashless exercise,” a right which was not provided for in the Old Warrants. The New Warrants also contain anti-dilution provisions that are not as advantageous to the warrant holders as the anti-dilution provisions applicable to the Old Warrants.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency. In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations. The Company valued these issuances using the Black-Scholes option pricing model. The Company recognized a gain on the value of the New Warrants of $167 and $265 for the three and nine months ended September 30, 2012, respectively. For the three and nine months ended September 30, 2011, the Company recognized a gain of $6,417 and $11,788, respectively.

For the reasons set forth above, the Company’s 2012 net income for the three month period increased by $316,199 to $199,400 in 2012 from a loss of $116,799 in 2011 and for the nine months, net loss decreased by $339,768 to $92,379 in 2012 from $432,147 in 2011.

Dividends of $0 and $78,000 were accrued on the Series B Preferred Stock and Series D Preferred Stock for the three and nine months ended September 30, 2012. Dividends of $39,000 and $115,286 were accrued on the Series B Preferred Stock and Series D Preferred Stock for the three and nine months ended September 30, 2011. The dividends are taken into account when computing loss per common share. The Company stopped accruing dividends on its preferred stock effective July 1, 2012.

The Company’s annual effective tax rate was estimated to be 0% for both 2012 and 2011. Accordingly, no tax benefit or cost was recognized in either of such periods. During the current and prior periods, the Company did not record an income tax benefit for net deferred tax assets generated due to the uncertainty of their realization.

Liquidity and Capital Resources

At September 30, 2012 we had a cash balance of $130 compared to $529 at December 31, 2011.

Cash used in operating activities of $65,689. The decrease in cash was primarily attributable to funding the loss for the period.

Net cash provided by financing activities was $65,290. The Company received working capital loans of $65,290 including loans from Brookstein of $1,495.

The Company’s primary need for cash during the next twelve months is to fund payments of operating costs. In addition, the Company is presently.

Off-Balance Sheet Arrangements

As of September 30, 2012, there were no off-balance sheet arrangements.

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Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continued losses and negative operating cash flows raise substantial doubt about its ability to continue as a going concern.

The Company’s primary need for cash during the next twelve months is to fund payments of operating costs. Historically, the Company has relied upon private debt and equity financing to fund its operations and expects to continue to do so. Our auditors included a “going concern” qualification in their auditors’ report for the year ended December 31, 2011. Such “going concern” qualification may make it more difficult for us to raise funds when needed. The current economic environment is impacting the Company’s ability to obtain any needed financing. No assurance can be given that financing will be available when needed or, if available, such financing will be on terms beneficial to the Company.

ITEM 3. PROPERTIES

Our executive officers are located at 780 New York Avenue, Suite A, Huntington 11743. The office is used for administration and finance for all Company activities. The office is occupied at no charge to us. There is no rental agreement for the use of this office. If rent were charged for this space, the amount would not be material.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The Company currently has outstanding five classes of voting securities: the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently entitles its holder to cast 100 votes on each matter voted upon by the Company’s stockholders. Each share of Series D Preferred Stock entitles its holder to cast 10,000 votes on each matter voted upon by the Company’s stockholders.

The tables set forth information with respect to the beneficial ownership of shares of each class of the Company’s securities after giving effect to the Acquisition, as of the October 30, 2012 by:

●	each person known by the Company to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

●	each of the Company’s current “named executive officers” and directors, and

●	all of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

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The term “named executive officers” is defined in the SEC rules as those persons who are required to be listed in the Summary Compensation Table provided under Item 10 of the Company’s latest Annual Report on Form 10-K. The only named executive officer listed in the Company’s latest Annual Report on Form 10-K and as of the date of this current report was Barry M. Brookstein, then the Company’s sole director, President, Chief Executive Officer and Chief Financial Officer and now a Director, Chief Executive Officer and Chief Financial Officer.

Except as otherwise indicated in the notes to the following tables:

●	the Company believes that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

●	the address for each beneficial owner listed in the tables is c/o Compliance Systems Corporation, 780 New York Avenue - Suite A, Huntington, New York 11743.

In accordance with the Exchange Agreement, CSC has agreed to ensure that each class of preferred stock shall be converted, redeemed or otherwise cancelled within 60 days of the Closing of the Acquisition. The parties to the Exchange Agreement have agreed to extend this condition from 60 to 120 days and the preferred shareholders have agreed to voluntarily convert their respective preferred shares to common stock within the 120 day time frame.

Series A Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership	Percentage of Class

Barry Brookstein (1)	200,000	8.7%

All executive officers and directors as a group (one person)	200,000	8.7%

(1)	Mr. Brookstein is a Director and the Company’s Chief Executive Officer, Chief Financial Officer, and Secretary.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	1,250,000	(2)	100.0%
Spirits Management Inc. (3)	750,000		60.0%

All executive officers and directors as a group (one person)	1,250,000	(2)	100.0%

(1)	Mr. Brookstein is a Director and the Company’s Chief Executive Officer, Chief Financial Officer, and Secretary.

(2)	Includes 750,000 shares of Series B Preferred Stock owned by Spirits Management, Inc. a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder (“Spirits”).

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(3)	Spirits is a corporation in which Barry Brookstein, the Company’s Chief Executive Officer, Chief Financial Officer, and Secretary, serves as an executive officer and director and is the sole stockholder.

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	857,593	(2)	46.9%
Spirits Management, Inc. (3)	450,601		24.6%
Phone Tel New Corp. (4)	202,491		11.1%
Tele-Serv Inc. (4)	141,345		7.7%
Telmax Co. Inc. (4)	160,390		8.8%
Agile Opportunity Fund, LLC (5)	466,750		25.5%

All executive officers and directors as a group (one person)	857,593	(2)	46.9%

(1)	Mr. Brookstein is a Director and the Company’s Chief Executive Officer, Chief Financial Officer, and Secretary.

(2)	Includes (a) 450,601 shares of Series C Preferred Stock owned by Spirits, a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder.

(3)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.

(4)	The address for Phone Tel New Corp., Tele-Serv Inc., and Telmax Co. Inc. is 153 Symphony Court, Eastport, New York 11941.

(5)	The address for Agile Opportunity Fund, LLC is 1175 Walt Whitman Road, Melville, New York 11747.

Series D Senior Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership	Percentage of Class

Barry Brookstein (1)	100,000	100.0%

All executive officers and directors as a group (one person)	100,000	100.0%

(1)	Mr. Brookstein is a Director and the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

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Common Stock After the Acquisition

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership After Acquisition		Percentage of Class(7)

Barry Brookstein (1)	726,805	(2)	1.738%
RDRD II Holdings LLC(3)	29,719,952		71.083%
Sean McEniff (4)	-0-
Shane O’Driscoll (5)	-0-
Jon M. Garfield(6)	-0-

All executive officers and directors as a group (one person)(8)	30,446,757		72.821%

(1)	Mr. Brookstein is a Director and the Company’s Chief Executive Officer, Chief Financial Officer, and Secretary.

(2)	Includes (a) 64 shares of Common Stock owned by Mr. Brookstein’s minor children for which Mr. Brookstein has custodial control, (b) 26,247 shares of Common Stock owned by Spirits, (c) 20,111 shares of Common Stock issuable upon conversion of the 200,000 shares of Series A Preferred Stock owned by Mr. Brookstein, (d) 50,277 shares of Common Stock issuable upon conversion of the 500,000 shares of Series B Preferred Stock owned by Mr. Brookstein, (e) 75,416 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits, (f) 40,925 shares of Common Stock issuable upon conversion of the 406,992 shares of Series C Preferred Stock owned by Mr. Brookstein, (g) 45,310 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits, and (h) 100,554 shares of Common Stock issuable upon conversion of the 100,000 shares of Series D Preferred Stock owned by Mr. Brookstein.

(3)	RDRD II Holdings, LLC is beneficially owned Rina Chernaya (14.25%), Dianna Chernaya (14.25%); Robert Kessler (23.833%); Gregory Trautman (23.833%) and David Gentile (23.833%). The address for RDRD II Holdings, LLC is 104 West 27th Street, New York, NY 10028

(4)	Sean McEniff is a Director of the Company and our Chairman and President.

(5)	Shane O’Driscoll is a Director of the Company.

(6)	Jon M. Garfield is a Director of the Company.

(7)	Based on an aggregate of 41,810,476 common shares outstanding on a fully diluted basis after the Acquisition and issuance of the Debt Exchange Shares.

(8)	All numbers reflect the 1:994.488567392 reverse split which was effective as of October 3, 2012

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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the names and ages of each of the persons and who became members of our Board of Directors and Executive Officers effective upon closing of the Acquisition.

Name	Age	Positions and Offices to be Held
Barry M. Brookstein	71	Director, Chief Executive Officer, Chief Financial Officer, Secretary
Sean McEniff	47	Director, Chairman, President
Shane O’Driscoll	39	Director
Jon M. Garfield	48	Director

The directors above have been appointed by RDRD to service as our officer and directors as of the date of the closing of the Acquisition in accordance with the Acquisition Agreement. The directors named above will serve until the first annual meeting of our stockholders following completion of the Acquisition or until their respective successors have been appointed and duly qualified. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to our board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Barry M. Brookstein, Director and Chief Executive Officer, Chief Financial Officer, Secretary. Mr. Brookstein served as the Chief Financial Officer of Compliance Systems Corporation and each of its subsidiaries from such entities’ formation through CSC’s merger with and into our company in February 2006. Since the 2006 merger, he served as the Chief Financial Officer of Compliance Systems Corp and each of our subsidiaries, as well as Secretary, Treasurer and director of Compliance Systems Corp and serves in such capacity on a part time basis. Effective November 23, 2010, he became the Chairman of the Board and Chief Executive Officer of Compliance Systems Corp upon the resignation of Mr. Garfinkel. Prior to joining Compliance Systems Corp, Mr. Brookstein devoted his full-time to his accounting practice. Mr. Brookstein also currently devotes a portion of his time to his private accounting practice. Mr. Brookstein is a graduate of Pace University and has over 40 years of experience in public accounting. Mr. Brookstein’s years of experience at Compliance Systems Corporation qualify him to continue to serve as a director under the new business.

Sean McEniff, Director and Chairman and President. Mr. McEniff graduated with a degree in Business Studies from D.I.T., Dublin in 1988. From 1991 to 2011 Mr. McEniff worked as chairman and director at the McEniff Hotel Group. Mr. McEniff’s duties included being responsible for the financial management of the McEniff Hotel Group, as a board representative and spokesperson for all business matters and to oversee daily operations such as personnel, purchasing, and sales. As a sportsperson, Sean represented his native county Donegal at minor, U-21 and senior level. Honors achieved included an Ulster minor medal in 1982, 4 Ulster Colleges medals with De la Salle, Ballyshannon, Intervarsity Trench Cup success with D.I.T. in 1987, a Canadian Championship medal with Clan na nGael, Toronto, in 1989. Mr. McEniff’s years of experience as senior management qualify him to serve as an officer and director.

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Shane O’Driscoll, Director. . From 2008 to present, Entertainment Director at INEC, Gleneagle Hotel Group, Killarney, Ireland. Mr. O’Driscoll’s duties including managing a staff of over 30 employees, all event, festival and production management and procurement of artists and talent for shows. From January 2007 to the present, Mr. O’Driscoll has also served as the Director of the Killarney Summerfest. We believe Mr. O’Driscoll’s business experience qualifies him to serve as a director for our Company.

Jon M. Garfield, Director. Mr. Garfield served as the chairman of the audit committee and board of directors for Neah Powers, Inc., a publicly traded technology company from 2008 through the present. From 2005 through 2010, Mr. Garfield as the Chief Financial Officer of Clearant, Inc., a publicly traded medical technology device company. Mr. Garfield is a graduate of the University of Texas and has been a certified public accountant since 1987. Mr. Garfield’s years of experience servicing public companies and as a CPA qualifies him to serve as a Director on our board.

Discussion of Director Compensation

Although not reduced to writing, we have agreed to compensate each of our directors with 50,000 shares of restricted common stock per year of service on the board, payable retroactively.

All executive officers are appointed by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

ITEM 6. EXECUTIVE COMPENSATION.

We have not paid compensation to any of our new officers as of the Acquisition. The following table provides certain information for the fiscal years ended December 31, 2011 and 2010 concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2011 and 2010 .

SUMMARY COMPENSATION TABLE

			Option		All Other
Name and Principal Position	Year	Salary	Awards		Compensation		Total
Barry Brookstein, Chairman of	2011	$240,000	$4,948	(1)	$-		$244,948
the Board, Chief Executive Officer, Chief	2010	$240,000	$25,191	(1)	$13,813	(2)	$279,004
Financial Officer, Secretary and Treasurer

Dean Garfikel, Former Chairman of	2011	$-	$-		$-		$-
the Board and Chief Executive Officer (3)	2010	$220,000	$25,191	(4)	$21,885	(5)	$267,076

Stefan Dunigan,	2011	$-	$-		$-		$-
CEO and President of Call Compliance (6)	2010	$110,000	$-		$7,680	(7)	$117,680

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(1)	Represents the aggregate fair value in accordance with FASB ASC 718 with respect to warrants issued for salary deferrals, dividend deferrals and interest deferrals during 2011 and 2010. Amounts also include the value of warrants issued to Spirits, a company wholly-owned by Brookstein. Reference the footnotes to the financial which discloses the assumptions made in valuing these options and warrants.

(2)	Mr. Brookstein received a $11,000 car lease allowance and $2,813 for insurance, repairs and gas in 2010.

(3)	Mr. Garfinkel resigned from the Company effective November 23, 2010.

(4)	Represents the grants for salary deferral during 2010 for a total of 20,750,000 five-year stock purchase warrants at an exercise price of $0.01 per share. Represents the grants for salary deferral during 2009 for a total of 7,400,000 five-year stock purchase warrants at an exercise price of $0.05 per share. Reference the footnotes to the financial which discloses the assumptions made in valuing these options and warrants.

(5)	Mr. Garfinkel received a $13,046 car lease allowance and $8,839 for insurance, repairs and gas in 2010.

(6)	Mr. Dunigan was promoted to CEO and President of Call Compliance Inc. effective February 2010. He left the Company in connection with the Surrender of Collateral transaction with Agile on December 1, 2010.

(7)	Mr. Dunigan received $7,680 for an automobile lease and gas in 2010.

Employment Agreements with Executive Officers

CCI had a five-year employment agreement with Brookstein which expired on November 30, 2011 and was converted to a month-to-month basis. Under the terms of his employment agreement, Mr. Brookstein received a base salary of $240,000 per year. He was also entitled to an annual bonus from the bonus pool, the amount to be determined in the sole discretion of the Board, and an allowance for an automobile of up to $1,000 per month plus reimbursement for maintenance, insurance and gasoline also to be determined in the sole discretion of the Board. His employment agreement provided for health insurance and other standard benefits and contained certain non-competition prohibitions which require that each officer not engage in any business activities which directly compete with our business while he is employed by us or is one of our principal stockholders. For the fiscal years ended December 31, 2011 and 2010, no bonuses were awarded.

Both Mssrs. Brookstein and Garfinkel deferred some or all of their respective salaries in 2009 through 2011. In 2009, Mr. Brookstein deferred $150,000 of his salary and Mr. Garfinkel deferred $185,000. In 2010 and 2011, Mr. Brookstein deferred his total base annual salary of $240,000 per year and Mr. Garfinkel deferred $195,000 in 2010 prior to his resignation. At June 30, 2012, salaries owed to Mr. Brookstein total $750,000 and $380,000 to Mr. Garfinkel. In July 2012, Mr. Brookstein waived his deferred salary and Mr. Garfinkel received 100,000,000 shares of common stock in lieu of his deferred salary. See discussion on Events Subsequent to June 30, 2012 on page 31.

We have no employment agreements post Acquisition, however we are negotiating the terms of an agreement with Barry Brookstein.

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Outstanding Equity Awards at Fiscal Year-End

The following tables set forth, for each person listed in the Summary Compensation Table set forth in the “General” subsection above, as of December 31, 2011:

With respect to each option award -

●	the number of shares of our common stock issuable upon exercise of outstanding options that have been earned, separately identified by those exercisable and unexercisable;

●	the number of shares of our common stock issuable upon exercise of outstanding options that have not been earned;

●	the exercise price of such option; and

●	the expiration date of such option; and

●	with respect to each stock award -

●	the number of shares of our common stock that have been earned but have not vested;

●	the market value of the shares of our common stock that have been earned but have not vested;

●	the total number of shares of our common stock awarded under any equity incentive plan that have not vested and have not been earned; and

●	the aggregate market or pay-out value of our common stock awarded under any equity incentive plan that have not vested and have not been earned.

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Option Awards and Warrant Awards

	Number of		Number of	Equity Incentive
	Securities		Securities	Plan Awards:
	Underlying		Underlying	Number of	Weighted
	Unexercised		Unexercised	Securities Underlying	Average
	Options		Options	Unexercised	Exercise	Expiration
Name	Exercisable		Unexercisable	Unearned Options	Price	Date
Barry Brookstein	10,000,000		0	0	$0.026	1/4/13
	94,318,600	*	0	0	$0.001	Various in 2016

* Includes 21,600,000 warrants issued to Spirits, a company wholly-owned by Brookstein.

Stock Awards

Equity Incentive
Plan Awards:
			Number	Market or
	Number of	Market Value	of Unearned	Pay-Out Value of
	Shares That	of Shares That	Shares That	Unearned Shares
Name	Have Not Vested	Have Not Vested	Have Not Vested	Have Not Vested
Barry Brookstein	0	$—	0	$—

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

During the nine months ended September 30, 2012, RDRD II loaned the Company monies for working capital purposes. The loans do not bear interest and are due on demand. At September 30, 2012, loans payable was $63,795.

ITEM 8. LEGAL PROCEEDINGS.

None

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is traded over-the-counter and available for quotation on the OTCQB under the trading symbol “COPI.QB”. The following table sets forth the range of high and low bid prices for our common stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

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Quarter Ended	Bid High	Bid Low
September 30, 2012	0.0007	0.0003
June 30, 2012	0.0007	0.0003
March 31, 2012	0.0007	0.0003
Fiscal Year 2011
December 31, 2011	0.0004	0.0003
September 30, 2011	0.0006	0.0003
June 30, 2011	0.0014	0.0006
March 31, 2011	0.0020	0.0008

Fiscal Year 2011
December 31, 2010	0.0037	0.0011
September 30, 2010	0.0007	0.0003
June 30, 2010	0.0015	0.0006
March 31, 2010	0.0020	0.0008

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

As of October 30, 2012, the Company had 153 stockholders of record, and an unknown number of additional holders whose stock is held in “street name.”

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

See Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Acquisition and other sales of the Company’s unregistered securities.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

See “ITEM 4SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

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NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this current report on Form 8-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

See Item 9.01 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On October 30, 2012, we issued 29,719,952 shares of our common stock to RDRD in connection with the Acquisition.

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Such issuances was conducted pursuant to Section 4(2) of the Securities Act, as amended, and Regulation D promulgated thereunder.

Debt Exchange Shares.

The Company has been ordered, pursuant to a Final Declaratory Judgment issued on June 28, 2012 by Hon. Marcia Caballero, Circuit Court Judge of the Eleventh Judicial Circuit for Miami Dade County, Florida, to issue an aggregate of 10 million “unrestricted and freely tradable post reverse split shares” of the Company’s common stock to a total of five entities (each, a “Creditor”) in exchange for claims of such Creditors in the aggregate amount of $500,000. The names of the Creditors and the number of post reverse split shares each of the Creditors is entitled to receive under such court order are:

Name of Creditor	Number of Post Reverse Split Shares
Summit Trading Limited	4,000,000
GE Park LLC	2,000,000
Noetic Enterprises LLC	1,333,333
Ocean Marketing Corp.	1,333,333
Sierra Trading Corporation	1,333,334

The Company believes that the issuance of said 10 million post reverse split shares will be exempt from the registration requirements of the Securities Act by reason of the fact that such shares are exempted securities under paragraph 3(a)(10) of the Securities Act.

In addition, see Note 8 to our Financial Statements for the period ended September 30, 2012 included in this Form 8-K.

Item 5.01 Changes in Control of Registrant.

See Item 2.01 of this current report.

Item 5.06 Change In Shell Company Status.

As described in Item 2.01 of this current report, on October 30, 2012, the Acquisition was completed. As a result of this transaction, we are no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Seaniemac Limited: (i) audited financial statements as of December 31, 2011 and for the period from December 11, 2011 (inception) through September 30, 2012.

(b) Pro forma financial information. In accordance with Item 9.01(b), unaudited pro forma combined financial statements of Compliance Systems Corporation and Seaniemac Limited.

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(d) Exhibits

10.1	Securities Exchange Agreement, dated as of June 7, 2012, between Compliance Systems Corporation and RDRD II Holding LLC (Incorporated herein by reference to Exhibit 10.1 as part of the Company’s Form 8-K as filed with the Commission on November 1, 2012).
10.2	Amendment to Securities Exchange Agreement between Compliance Systems Corporation and RDRD II Holding, LLC, dated October 29, 2012 (Incorporated herein by reference to Exhibit 10.2 as part of the Company’s Form 8-K as filed with the Commission on November 1, 2012).
10.3	Marketing Agreement between Jenningsbet, Limited and Seaniemac Ltd., dated March 13, 2012 (Incorporated herein by reference to Exhibit 10.3 as part of the Company’s Form 8-K as filed with the Commission on November 1, 2012).
10.4*	Heads of Agreement/Memorandum of Understanding Seaniemac Ltd. and Boyle Media Limited dated July 13, 2012

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 201 3

COMPLIANCE SYSTEMS CORPORATION

/s/ Barry M. Brookstein
By: Barry M. Brookstein
Title: Chief Executive Officer
Chief Financial Officer

52

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Securities Exchange Agreement, dated as of June 7, 2012, between Compliance Systems Corporation and RDRD II Holding LLC (Incorporated herein by reference to Exhibit 10.1 as part of the Company’s Form 8-K as filed with the Commission on November 1, 2012).
10.2	Amendment to Securities Exchange Agreement between Compliance Systems Corporation and RDRD II Holding, LLC, dated October 29, 2012 (Incorporated herein by reference to Exhibit 10.2 as part of the Company’s Form 8-K as filed with the Commission on November 1, 2012).
10.3	Marketing Agreement between Jenningsbet, Limited and Seaniemac Ltd., dated March 13, 2012 (Incorporated herein by reference to Exhibit 10.3 as part of the Company’s Form 8-K as filed with the Commission on November 1, 2012).

10.4*	Heads of Agreement/Memorandum of Understanding Seaniemac Ltd. and Boyle Media Limited dated July 13, 2012

* Filed herewith.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Seaniemac Limited:

We have audited the accompanying balance sheet of Seaniemac Limited (a development stage company) (the “Company”) as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from December 11, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the period from December 11, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

Holtz Rubenstein Reminick LLP

Melville, New York

Oct ober 18, 2012

54

SEANIEMAC LIMITED

(A Development Stage Company)

BALANCE SHEET

December 31, 2011

ASSETS
Total Assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities	$-

Commitments

Stockholders’ Equity:
Common stock, $1.31 par value; 100,000 shares authorized, 2 shares issued and outstanding on December 31, 2011	3
Subscriptions receivable	(3)
Total Stockholders’ Equity	-

Total Liabilities and Stockholders’ Equity	$-

See Notes to Financial Statements

F-1

SEANIEMAC LIMITED

(A Development Stage Company)

STATEMENT OF OPERATIONS

THE PERIOD FROM DECEMBER 11, 2011 (INCEPTION) TO DECEMBER 31, 2011

Operating Expenses:

Selling, general and administrative expenses	$-

Operating Loss	-

Realized foreign exchange gain/loss	-

Net Income/Loss	-

Net Loss Attributable to Common Stockholders	$-

Basic and Diluted Per Share Data:
Net income/loss	$-

Weighted Average Shares Outstanding
Basic and Diluted	2

See Notes to Financial Statements

F-2

SEANIEMAC LIMITED

(A Development Stage Company)

STATEMENT OF CASH FLOWS

THE PERIOD FROM DECEMBER 11, 2011 (INCEPTION) TO DECEMBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/loss	$-
Adjustments to reconcile net income/loss to net cash used in operating activities:	-

Net Cash Used in Operating Activities	-

NET INCREASE/DECREASE IN CASH	-

CASH - Beginning of Period	-

CASH - End of Period	$-

See Notes to Financial Statements

F-3

SEANIEMAC LIMITED

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

THE PERIOD FROM DECEMBER 11, 2011 (INCEPTION) TO DECEMBER 31, 2011

	Common Stock			Additional		Accumulated
			Subscriptions	Paid-in	Accumulated	Other
	Shares	Amount	Receivable	Capital	Deficit	Comprehensive Loss	Total

Balances, December 11, 2011 (inception)	-	$-	$-	$-	$-	$-	$-
Common stock issued	2	3	(3)	-	-	-	-
Net loss	-	-	-	-	-	-	-
Balances at December 31, 2011	2	$3	$(3)	$-	$-	$-	$-

See Notes to Financial Statements

F-4

SEANIEMAC LIMITED

(A Development Stage Company)

Notes to Financial Statements

1. Nature of Business

SeanieMac Limited, a development stage company, is an Irish company that was incorporated on December 11, 2011. The Company plans to offer a website for online gambling, including sports betting and casino gaming in Ireland under the brand name Seaniemac.com. It will initially focus on Gaelic Games as well as Irish horse racing and soccer. Gaelic Games, a series of popular Irish sports that include Hurling, Shinty and Gaelic Football.

Gambling in Ireland is principally regulated by the Betting Act of 1931 and the Gamings and Lotteries Act of 1956. This legislation pre-dates many of the new developments in the industry. There are other gaming and gambling acts that influence the industry such as The Horse and Greyhound Racing Act of 2001, which falls under overall gaming and gambling regulations; however, no specific act has been passed in the country specifically for online gambling.

2. Summary of Significant Accounting Policies

Development Stage Company – The Company is a development stage company with no recognized revenue and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. The Company has not incurred any expenses or had any cash activity during the period from December 11, 2011 (inception) to December 31, 2011.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Basis of Presentation - The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (US GAAP) and the rules and regulations of the United States Securities and Exchange Commission.

Cash and Cash Equivalents - The Company considers all highly liquid investments with maturities of three months or less at the time of purchase as cash equivalents.

Income Taxes - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company had adopted the provisions of Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainties in tax positions and requires that the Company recognizes in its financial statements the impact of an uncertain tax position, if that position has more likely than not chance of not being sustained on audit, based on technical merits of that position. The adoption of this standard did not have an impact on the Company’s financial statements.

The income of the Company is subject to income taxes based upon the laws of Ireland.

F-5

Foreign currency - The Company’s assets and liabilities, whose functional currency is the Euro, are translated into US dollars at period-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are included in accumulated other comprehensive loss income, a component of Stockholders’ Equity. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

Subsequent events – The Company has evaluated all subsequent events through October 17, 2012, the date the financial statements are available for issuance, for possible disclosure and recognition in the financial statements. No events or transactions were identified during this period that requires disclosure or recognition.

3. Capital Stock Transactions

On December 11, 2011, 2 shares of the Company’s common stock were issued through subscriptions receivable.

F-6

SEANIEMAC LIMITED

(A Development Stage Company)

CONDENSED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS

Current Assets:

Cash	$2,152	$-
Prepaid expenses	159,850	-
Total Current Assets	162,002	0

Total Assets	$162,002	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable and accrued expenses	$305,239	$-
Loans payable and accrued interest - related parties	58,918	-
Total Current Liabilities	364,157	0

Total Liabilities	364,157	0

Commitments

Stockholders’ Deficiency:
Common stock, $1.31 par value; 100,000 shares authorized, 100 and 2 shares issued and outstanding on March 31, 2012 and December 31, 2011, respectively	131	3
Subscriptions receivable	(131)
Deficit accumulated during the development stage	(201,605)	-
Accumulated other comprehensive income	(550)	-
Total Stockholders’ Deficiency	(202,155)	0

Total Liabilities and Stockholders’ Deficiency	$162,002	$0

See Notes to Condensed Financial Statements

F-7

SEANIEMAC LIMITED

(A Development Stage Company)

CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012 and the Period From December 11, 2011 (Inception) to September 30, 2012

Operating Expenses:
Selling, general and administrative expenses	$80,813	$200,861

Operating Loss	(80,813)	(200,862)

Realized foreign exchange loss	-	(744)

Net Loss	(80,813)	(201,605)

Net Loss Attributable to Common Stockholders	$(80,813)	$(201,605)

Basic and Diluted Per Share Data:
Net loss	$(808.13)	$(2,428.98)

Weighted Average Shares Outstanding
Basic and Diluted	100	83

See Notes to Condensed Financial Statements

F-8

SEANIEMAC LIMITED

(A Development Stage Company)

CONDENSED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND THE PERIOD FROM

DECEMBER 11, 2011 (INCEPTION) TO SEPTEMBER 30, 2012

(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(201,605)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest accrued, but unpaid	1,045
Changes in assets and liabilities:
Prepaid expenses and other current assets	(159,850)
Accounts payable and accrued expenses	305,239
Total adjustments	146,434
Net Cash Used in Operating Activities	(55,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable-related party	57,873
Net Cash Provided By Financing Activities	57,873

Effect of foreign exchange rate flutuations on cash	(550)

NET INCREASE IN CASH	2,152

CASH - Beginning of Period	0

CASH - End of Period	$2,152

See Notes to Condensed Financial Statements

F-9

SEANIEMAC LIMITED

(A Development Stage Company)

Notes to Interim Condensed Financial Statements (Unaudited)

1. Nature of Business

SeanieMac Limited, a development stage company, is an Irish company that was incorporated on December 11, 2011. The Company will offer a market-leading, user-friendly website for online gambling, including sports betting and casino gaming in Ireland under the brand name Seaniemac.com. It will initially focus on Gaelic Games as well as Irish horse racing and soccer. Gaelic Games, a series of popular Irish sports that include Hurling, Shinty and Gaelic Football, are gaining worldwide appeal.

Gambling in Ireland is principally regulated by the Betting Act of 1931 and the Gamings and Lotteries Act of 1956. This legislation pre-dates many of the new developments in the industry. There are other gamings and gambling acts that influence the industry such as The Horse and Greyhound Racing Act of 2001, which falls under overall gaming and gambling regulations; however, no specific act has been passed in the country specifically for online gambling.

2. Summary of Significant Accounting Policies

Development Stage Company – The Company is a development stage company with no recognized revenue and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates

Basis of Presentation - The Company's financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (US GAAP) and the rules regulations of the United States Securities and Exchange Commission.

Cash and Cash Equivalents - The Company considers all highly liquid investments with maturities of three months or less at the time of purchase as cash equivalents.

Income Taxes - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company had adopted the provisions of Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainties in tax positions and requires that the Company recognizes in its financial statements the impact of an uncertain tax position, if that position has more likely than not chance of not being sustained on audit, based on technical merits of that position. The adoption of this standard did not have an impact on the Company’s financial statements.

The income of the Company is subject to income taxes based upon the laws of Ireland.

F-10

SEANIEMAC LIMITED

(A Development Stage Company)

Notes to Interim Condensed Financial Statements (Unaudited)

Foreign currency - The Company’s assets and liabilities, whose functional currency is the Euro, are translated into U.S dollars at period-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are included in accumulated other comprehensive income (loss) (OCL), a component of Stockholders’ Equity. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

Net Loss Per Share - Basic and diluted loss per share was computed using the weighted average number of outstanding common shares.

Advertising - All advertising costs are expensed as incurred. Advertising costs incurred for the production of a commercial are considered prepaid expenses until the commercial airs at which time such costs are expensed.

Subsequent Events - The Company has evaluated all subsequent events through December 7, 2012, the date the financials are available for issuance, for possible disclosure and recognition in the financial statements. No events or transactions were identified during this period that requires disclosure or recognition.

3. Notes and Loans Payable – Related Parties

RDRDII, a major shareholder, is providing the Company with interim financing. As of September 30, 2012, RDRDII has loaned the Company $56,939, payable on demand. Interest is accruing at 4 percent per annum. Accrued and unpaid interest at September 30, 2012 was $1,047.

4. Capital Stock Transactions

On February 17, 2012, 98 shares of the Company’s common stock were issued. RDRDII was issued 70 shares and presently owns 70% of the company’s issued and outstanding shares.

5. Consulting Fees

A significant portion of the Company’s consulting fees are paid to shareholders of the Company. Such consulting expenses incurred during the three months and nine months ending September 30, 2012 totaled $ 58,059 and $ 145,654 , respectively. The amount payable to shareholders for consulting services was $ 146,052 at September 30, 2012.

6. Marketing Agreement

On March 13, 2012, the Company entered into a marketing agreement with Jenningsbet Ltd (“JB”), an Isle of Man company. JB is responsible for developing and operating the Company’s gaming site. The Company has been charged an initial set-up fee of GBP 35,000 that covers the first year of operations. After the initial twelve month period, the Company will be charged a monthly license fee of 2% of Gross Revenue. In addition, JB will retain 30 percent of Monthly Gross Revenue (“MGR”) if MGR is GBP 100,000 or less and 25 percent if MGR exceeds GPB 100,000 for three consecutive months. MGR is comprised of revenue less chargebacks for credit card fraud, gaming taxes and licensing fees.

F-11

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES/SEANIEMAC LTD.

PROFORMA BALANCE SHEET

31-Dec-11

(UNAUDITED)

	Compliance Systems Corporation	Seaniemac Limited		Pro-forma Adjustments			Pro Forma Balances
				Debit		Credit
ASSETS

Current Assets:
Cash	$529	$-					$529
Accounts receivable, net	-	-					-
Prepaid expenses and other current assets	-	-					-
Total Current Assets	529	-					529

Total Assets	$529	$-					$529

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Short-term and demand notes payable	$474,500	$-					$474,500
Accounts payable and accrued expenses	1,287,054	-					1,287,054
Accrued officers’ compensation	1,010,000	-					1,010,000
Notes and loans payable - related parties - current portion	82,958	-					82,958
Current maturities of long-term debt	210,750	-					210,750
Total Current Liabilities	3,065,262	-					3,065,262

Warrant liability	265	-					265
Notes and loans payable - related parties - net of current portion	-	-					-

Total Liabilities	3,065,527	-					3,065,527

Commitments and Contingencies

Stockholders’ Deficiency:
Convertible Preferred Stock, $0.001 par value:
Series A: 2,500,000 shares authorized, 2,293,750 shares issued and outstanding	2,294	-					2,294
Series B: 1,500,000 shares authorized, 1,250,000 shares issued and outstanding	1,250	-					1,250
Series C: 2,000,000 shares authorized, 1,828,569 shares issued and outstanding	1,829	-					1,829
Series D: 100,000 shares authorized, 50,000 shares issued and outstanding	50	-					50
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 281,783,997 shares issued and outstanding	281,783	3	A	3			281,783
Additional paid-in capital	5,959,649	-	B	5,959,652	A	3	0
Subscriptions receivable		(3)					(3)
Accumulated deficit	(9,311,853)	-			B	5,959,652	(3,352,201)

Total Stockholders’ Deficiency	(3,064,998)	-					(3,064,998)

Total Liabilities and Stockholders’ Deficiency	$529	$-		5,959,655		5,959,655	$529

A To eliminate the stock of Seaniemac Limited, the legal acquiree.

B To reclassify the Accumulated Deficit of Compliance Systems Corporation, the legal acquiror, and offset it against Additional Paid in Capital, to the extent available for offset.

F-12

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES/SEANIEMAC LTD.

PROFORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(UNAUDITED)

	Jan. 1 ,2011 thru Dec. 31, 2011	From Dec. 11, 2011 (Inception) thru
	Compliance Systems Corporation	Dec. 31, 2011 Seaniemac Limited	Pro Forma Balances

Revenues	$-	$-	$-

Operating Expenses:
Selling, general and administrative expenses	447,320	-	447,320

Operating Loss	(447,320)	-	(447,320)

Interest expense (including amortization of loan costs and related financing expenses)	(109,213)	-	(109,213)

Warrant fair value adjustment	12,945	-	12,945

Loss From Continuing Operations	(543,588)	-	(543,588)

Income From Discontinued Operations:
Gain on surrender of collateral of discontinued operations	153,003	-	153,003
Total Income From Discontinued Operations	153,003	-	153,003

Net Loss	(390,585)	-	(390,585)

Preferred Dividends	154,286	-	154,286

Net Loss Attributable to Common Shareholders	$(544,871)	$-	$(544,871)

Basic and Diluted Per Share Data:
Loss from continuing operations	$0	$0	$0
Loss from discontinued operations	0	0	0
Net loss	$0	$0	$0

Weighted Average Shares Outstanding -
Basic and Diluted	281,783,997		281,783,997

See Accompanying Notes to Consolidated Financial Statements

F-13

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES/SEANIEMAC LTD.

PROFORMA CONSOLIDATED BALANCE SHEET

September 30, 2012

	Compliance Systems Corporation	Seaniemac Limited		Pro-forma Adjustments			Pro Forma Balances
				Debit		Credit
ASSETS

Current Assets:
Cash	$130	$2,152					$2,282
Prepaid expenses		159,850					159,850

Total Current Assets	279	162,002					162,132

Total Assets	$279	$162,002					$162,132

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Short-term and demand notes payable	$380,000	$-					$380,000
Accounts payable and accrued expenses	862,075	305,239					1,167,314
Accrued officers’ compensation	-	-					0
Notes and loans payable - related parties	14,202	58,918					73,120
Current maturities of long-term debt	213,795	-					213,795
Total Current Liabilities	1,470,072	364,157					1,834,229

Warrant liability	0	-					0

Total Liabilities	1,470,072	364,157					1,834,229

Commitments

Stockholders’ Deficiency:
Compliance Systems Corporation shareholders’ deficit:
Convertible Preferred Stock, $0.001 par value:
Series A: 2,500,000 shares authorized, 2,293,750 shares issued and outstanding	2,294	-					2,294
Series B: 1,500,000 shares authorized, 1,250,000 shares issued and outstanding	1,250	-					1,250
Series C: 2,000,000 shares authorized, 1,828,569 shares issued and outstanding	1,829	-					1,829
Series D: 100,000 shares authorized, 50,000 shares issued and outstanding	100	-					100
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 281,783,997 shares issued and outstanding	1,449	131	A	131			1,449
Subscriptions receivable		(131)					(131)
Additional paid-in capital	7,927,368	-	B	7,927,499	A	131	0
Accumulated deficit	(9,404,232)	(201,605)			B	7,927,499	(1,617,692)
					C	60,647
Accumulated other comprehensive income		(550)					(550)
Total Compliance Systems Corporation shareholders’ deficit							(1,611,451)
Minority interest			C	60,647			(60,647)
Total Stockholders’ Deficiency	(1,469,942)	(202,155)					(1,672,097)

Total Liabilities and Stockholders’ Deficiency	$130	$162,002		7,988,277		7,988,277	$162,132

A To eliminate the stock of Seaniemac Limited, the legal acquiree.

B To reclasify the Accumulated Deficit of Compliance Systems Corporation, the legal acquiror, and offset it against Additional Paid in Capital, to the extent available for offset.

C To record the 30% minority interest in net assets of Seaniemac Limited.

F-14

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES/SEANIEMAC LTD.

PROFORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED)

	Compliance Systems Corporation	Seaniemac Limited	Pro Forma Balances

Revenues	$-	-	$-

Cost of Revenues	-	-	-

Gross Margin	-	-	-

Operating Expenses:
Selling, general and administrative expenses	286,596	199,816	486,412

Operating Loss	(286,596)	(199,816)	(486,412)
Gain on Forgiveness of Debt	189,750		189,750
reversal of Payroll Taxes	71,601		71,601
Interest expense	(67,399)	(1,045)	(68,444)

Realized foreign exchange loss		(744)	(744)

Warrant fair value adjustment	265	0	265

Net Loss	(92,379)	(201,605)	(293,984)

Loss attributable to minority interest in Seanimac		-	60,482

Preferred Dividends	(78,000)	0	(78,000)

Net Loss Attributable to Common Stockholders	$(170,379)	(201,605)	$(311,503)

Basic and Diluted Per Share Data:
Net loss Basic	$(0.25)	-2,428.98	$(0.46)
Net Loss Diluted
Weighted Average Shares Outstanding
Basic	670,731	83	670,731
Diluted

(A) Loss attributable to 30% minority interest in Seaniemac.

F-15

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES/SEANIEMAC LTD.

PROFORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED)

	Compliance Systems Corporation	Seaniemac Limited	Pro Forma Balances

Revenues	$-	$-	$-

Cost of Revenues	-	-	-

Gross Margin	-	-	-

Operating Expenses:
Selling, general and administrative expenses	34,440	80,301	114,741

Operating Loss	(34,440)	(80,301)	(114,741)
	189,750		189,750
	71,601		71,601
Interest expense	(27,678)	(512)	(28,190)

Realized foreign exchange loss		0	0

Warrant fair value adjustment	167	0	167

Net Loss	199,400	(80,813)	118,587

Loss attributable to minority interest		-	24,244

Preferred Dividends	0	0	0

Net Loss Attributable to Common Stockholders	$199,400	$(80,813)	$142,831

Basic and Diluted Per Share Data:
Net loss	$0.14	$(808.13)	$0.10
	$0.10		0.07
Weighted Average Shares Outstanding
Basic and Diluted	1,437,081	100	1,437,081
	2,077,844		2,077,844

F-16